                                                                   EXHIBIT 10.15


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




                       KAWASAKI AIRCRAFT LEASE AGREEMENT
                                    (Airbus)

                            AIRCRAFT LEASE AGREEMENT

                                   Dated as of
                                  May 24, 1995

                                     between

                            WILMINGTON TRUST COMPANY
                         not in its individual capacity,
                      except as expressly provided herein,
                              but solely as Trustee

                                       as

                                     Lessor

                                       and

                           MIDWAY AIRLINES CORPORATION

                                       as

                                     Lessee

                                  in respect of

Aircraft:      Airbus A320-231

Serial No:     373

FAA Reg. No.:  N304ML

                                      INDEX

SECTION                                                                     PAGE
-------                                                                     ----

1.     INTERPRETATION ....................................................     1
       1.1   DEFINITIONS .................................................     1
       1.2   CONSTRUCTION ................................................     9

2.     REPRESENTATIONS AND WARRANTIES ....................................    10
       2.1   Lessee's Representations and Warranties .....................    10
       2.2   Lessee's Further Representations and Warranties .............    11
       2.3   Repetition ..................................................    12
       2.4   Trust Company's Representations and Warranties ..............    13
       2.5   Lessor's Representations and Warranties .....................    14

3.     CONDITIONS PRECEDENT ..............................................    14
       3.1   Conditions Precedent ........................................    14
       3.2   Further Conditions Precedent ................................    16
       3.3   Waiver ......................................................    17
       3.4   Lessee Conditions Precedent .................................    17

4.     COMMENCEMENT AND TERM .............................................    18
       4.1   Delivery ....................................................    18
       4.2   Delivery Location ...........................................    18
       4.3   Delayed Delivery ............................................    19
       4.4   Licenses ....................................................    19
       4.5   Inspection ..................................................    19
       4.6   Indemnity ...................................................    20
       4.7   Term ........................................................    20
       4.8   Right of First Refusal ......................................    20

5.     PAYMENTS ..........................................................    21
       5.1   Rental Periods ..............................................    21
       5.2   Rent ........................................................    21
       5.3   Maintenance Reserves ........................................    21
       5.4   Payments ....................................................    22
       5.5   Gross-up ....................................................    23
       5.6   Taxation ....................................................    23
       5.7   Value Added Tax .............................................    24
       5.8   Information .................................................    24
       5.9   Taxation of Indemnity Payments ..............................    25
       5.10  Default Interest ............................................    25
       5.11  Contest .....................................................    25
       5.12  Security ....................................................    26
       5.13  Absolute ....................................................    28

6.     MANUFACTURER'S WARRANTIES .........................................    29
       6.1   Assignment ..................................................    29
       6.2   Proceeds ....................................................    29
       6.3   Parts .......................................................    30
       6.4   Agreement ...................................................    30

SECTION                                                                     PAGE
-------                                                                     ----

7.     LESSOR'S COVENANTS ................................................    30
       7.1   Quiet Enjoyment .............................................    30
       7.2   Reimbursement of Maintenance Costs ..........................    30
       7.3   Certain Lessor Obligations ..................................    31
       7.4   Indemnity: ..................................................    32

8.     LESSEE'S COVENANTS ................................................    32
       8.1   Duration ....................................................    32
       8.2   Information .................................................    32
       8.3   Lawful and Safe Operation ...................................    34
       8.4   Taxes and Other Outgoings ...................................    36
       8.5   Sub-Leasing .................................................    36
       8.6   Inspection ..................................................    37
       8.7   Title .......................................................    37
       8.8   General .....................................................    39
       8.9   Records .....................................................    39
       8.10  Protection ..................................................    39
       8.11  Maintenance and Repair ......................................    40
       8.12  Removal of Engines and Parts ................................    41
       8.13  Installation of Engines and Parts ...........................    42
       8.14  Non-installed Engines and Parts .............................    43
       8.15  Pooling and Installation of Parts on Other
             Aircraft ....................................................    43
       8.16  Equipment Changes ...........................................    44
       8.17  Title on an Equipment Change ................................    45
       8.18  Third Party .................................................    45
       8.19  Mandatory Modifications .....................................    45

9.     INSURANCE .........................................................    48
       9.1   Insurances ..................................................    48
       9.2   Requirements ................................................    48
       9.3   Change ......................................................    48
       9.4   Insurance Covenants .........................................    49
       9.5   Failure to Insure ...........................................    50
       9.6   Continuing Indemnity ........................................    50
       9.7   Application of Insurance Proceeds ...........................    51

10.    INDEMNITY .........................................................    51
       10.1  General .....................................................    51
       10.2  Claim Procedure .............................................    52
       10.3  Mitigation and Settlement ...................................    53
       10.4  Duration ....................................................    53

11.    EVENTS OF LOSS ....................................................    53
       11.1  (a) Pre-delivery ............................................    53
             (b) Post-delivery ...........................................    53
       11.2  Requisition .................................................    55

12.    RETURN OF AIRCRAFT ................................................

       12.1  Return ......................................................
       12.2  Final Inspection ............................................

SECTION                                                                     PAGE
-------                                                                     ----

       12.3  Non-compliance ..............................................    56
       12.4  Redelivery ..................................................    56
       12.5  Acknowledgement .............................................    57
       12.6  Maintenance Program .........................................    57
       12.7  Fuel and Oil ................................................    57
       12.8  Ferry Flight ................................................    57

13.    DEFAULT ...........................................................    57
       13.1  Events ......................................................    57
       13.2  Rights ......................................................    62
       13.3  Deregistration ..............................................    62
       13.4  Default Payments ............................................    63

14.    ASSIGNMENT ........................................................    64

15.    ILLEGALITY ........................................................    66

16.    MISCELLANEOUS .....................................................    66
       16.1  Waivers, Remedies Cumulative ................................    66
       16.2  Delegation ..................................................    66
       16.3  Certificates ................................................    66
       16.4  Appropriation ...............................................    66
       16.5  Set-off .....................................................    66
       16.6  Severability ................................................    67
       16.7  Remedy ......................................................    67
       16.8  Expenses ....................................................    67
       16.9  Time of Essence .............................................    68
       16.10 Notices .....................................................    68
       16.11 Law and Jurisdiction ........................................    69
       16.12 Sole and Entire Agreement ...................................    70
       16.13 Indemnities .................................................    70
       16.14 Counterparts ................................................    70
       16.15 Language ....................................................    70
       16.16 No Brokers ..................................................    70
       16.17 Training ....................................................    71
       16.18 Confidentiality .............................................    71

17.    DISCLAIMERS AND WAIVERS ...........................................    72
       17.1  Exclusion ...................................................    72
       17.2  Waiver ......................................................    72
       17.3  Confirmation ................................................    72
       17.4  Concerning the Lessor .......................................    72

            AIRCRAFT LEASE AGREEMENT dated as of May 24, 1995 between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Trustee under the Trust Agreement dated as of May 24, 1995 (the "Trust Agreement") between Wilmington Trust Company and Kawasaki Leasing International Inc. and its successors and assigns ("Lessor"); and MIDWAY AIRLINES CORPORATION, a corporation incorporated under the laws of Delaware ("Lessee").

            WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft on the terms of this Agreement.

            NOW THEREFORE, it is hereby agreed as follows:

      1.    INTERPRETATION

            1.1 DEFINITIONS

            In this Agreement the following expressions have the respective meanings set forth below:

            Agreed Maintenance Performer shall mean Airbus (or any of its Subsidiaries), Air Canada, America West Airlines, Inc., Canadian Airlines International, Lockheed Aeromod Center, Inc., Marshall of Cambridge Aerospace Ltd., Northwest Airlines Corporation, Triad International Maintenance Corp. or any other person agreed to from time to time in writing by Lessor (which agreement shall not be unreasonably withheld).

            Agreed Maintenance Program shall mean the Maintenance Program from time to time approved by the FAA.

            Agreed Value shall mean [***] or such other value as may be agreed between the parties.

            Airbus shall mean Airbus Industrie, a groupement d'interet economique organized under the laws of France having its principal office at Toulouse, France.

            Aircraft shall mean the aircraft described in Part 1 of Schedule 1 (which term includes where the context admits a separate reference to all Engines, Parts and Aircraft Documents).

            Aircraft Document. shall mean the documents, data and records identified in Part 2 of Schedule 1 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

            Airframe shall mean the Aircraft, excluding the Engines and Aircraft Documents.

            APU shall mean the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.

            Bankruptcy Code shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            Beneficiary shall mean Kawasaki Leasing International Inc., a Delaware corporation, and its successors and permitted assigns.

            Business Day shall mean a day of the year that is not a Saturday or Sunday and on which banks are not required or authorized to be closed in Wilmington, Delaware or New York, New York, U.S.A.

            Certificate of Acceptance shall mean a Certificate of Acceptance in the form of Schedule 2 hereto.

            Certified Air Carrier shall mean any "air carrier" (as defined in Section 40102 of Title 49 of the U.S. Code (Transportation)) that holds an "air carrier operating certificate" issued by the DOT pursuant to Chapter 447 of such Title and that is authorized by appropriate governmental authorities to engage in the scheduled interstate domestic transportation of passengers or cargo.

            Cycle shall mean one take-off and landing of the Aircraft.

            Damage Notification Threshold shall mean (i) with respect to the Airframe, $250,000 and (ii) with respect to any Engine, $100,000.

            Default shall mean any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfillment of other condition would constitute an Event of Default.

            Delivery Date shall mean the date on which the Aircraft is tendered for delivery by Lessor and accepted by Lessee. The Delivery Date shall be confirmed in the Certificate of Acceptance.

            Delivery Location shall mean Toulouse, France or such other location selected by Lessee and approved by Lessor, provided that Lessee shall indemnify Lessor and Beneficiary for any additional cost or expense incurred by Lessor and Beneficiary attributable to such selected location.

            DGAC shall mean Direction Generale de l'Aviation Civile and any successor thereof.

            Dollars and $ shall mean the lawful currency of. the United States of America.

            DOT shall mean the United States Department of Transportation, or any person, governmental department, bureau, commission or agency succeeding to the functions thereof.

            Engine shall mean whether or not installed on the Aircraft:

            (a) each engine of the manufacture and model specified in Part 1 of
      Schedule 1 which Lessor elects to tender to Lessee with the Aircraft on the Delivery Date, such engines being described as to serial numbers on the Certificate of Acceptance; or

            (b) any engine which has replaced that engine, title to which has or should have, passed to Lessor in accordance with this Agreement;

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine or part thereof title to which has, or should have, passed to Lessee pursuant to this Agreement.

            Event of Default shall mean an event specified in Section 13.1.

            Event of Loss shall mean with respect to the Aircraft (including for the purposes of this definition the Airframe) or any Engine:

            (a) the actual or constructive total loss of the Aircraft or any Engine (including any damage to the Aircraft or any Engine which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

            (b) its being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever; or

            (c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft or any Engine by the United States of America or other competent authority (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title (unless such requisition for use or hire extends beyond the end of the Term); or

            (d) the hijacking, theft, condemnation, confiscation, seizure or requisition for use or hire of the Aircraft or any Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft or such Engine, as the case may be, of its possession and/or use for more than 30 days or which extends beyond the Term.

            Excusable Delay shall mean with respect to delivery of the Aircraft, delay or non-performance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any manufacturer, Lessor or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from manufacturers or suppliers in a timely manner, damage, destruction or loss, or any other cause to the extent that such cause is beyond the control of Lessor or Beneficiary whether above mentioned or not and whether or not similar to the foregoing, except to the extent attributable to the negligence or willful misconduct of Lessor.

            FAA shall mean the Federal Aviation Administration of the United States of America and any successor thereof.

            Ferry Flight Location shall mean any airport in the United States of America or the European Union selected by Lessor.

            Financial Indebtedness shall mean any indebtedness in excess of [***] in respect of.

            (a) moneys borrowed or raised;

            (b) any liability under any debenture, bond, note, loan stock, acceptance, documentary credit or other security;

            (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession; or

            (d) any guarantee, indemnity or similar assurance against financial loss of any person in respect of the above.

            Financing Parties shall mean such financial institution(s), noteholders and/or other providers of finance or funds, or any indenture or security trustee(s) acting on behalf of such persons, as identified by Lessor from time to time in writing to Lessee from whom finance funds for the acquisition or continued ownership of the Aircraft by Lessor is to be, or is for the time being obtained and/or in whose favor or for whose benefit security over, or rights relating to, the Aircraft and/or this Agreement is granted by Lessor or at its request.

            Flight Hour shall mean each hour or part thereof (rounded to two decimal places) elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

            GAAP shall mean generally accepted accounting principles applied on a basis consistent with those which are to be used in making the calculations for purposes of determining compliance with this Agreement.

            Governing Law shall mean the law of the State of New York.

            Government Entity shall mean (a) any national government, political subdivision thereof, or state or local jurisdiction therein;

            (b) any instrumentality, board, commission, court, or agency of any thereof, however constituted; and

            (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

            Habitual Base shall mean the United States of America.

            Indemnitees shall mean each of Lessor, the Trust Company, the Beneficiary, the Financing Parties and such person as is notified from time to time to the Lessee by Lessor as being the "Servicer", any of their respective successors and permitted assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees.

            Landing Gear shall mean a landing gear assembly of the Aircraft excluding any rotable components.

            Lessee's Actual Cost shall mean Lessee's cost incurred in performing an obligation under this Agreement determined as follows: (i) if such obligation is performed by a third party, then Lessee's Actual Cost shall be the actual charges of such third party paid by Lessee (without markups or overhead by Lessee); and (ii) if Lessee elects that such obligation be performed by Lessee, then Lessee's Actual Cost shall be Lessee's direct cost for labor and materials, plus a percentage of such direct cost to cover overhead, which percentage shall be determined by mutual agreement of Lessor and Lessee, prior to commencing performance.

            Lessor Lien shall mean

            (a) any security interest in respect of the Aircraft which results from acts of or claims against any Indemnitee not related to the transactions contemplated by or permitted under this Agreement;

            (b) any Security Assignment or any Security Interest whatsoever from time to time created by or through any Indemnitee in connection with the financing of the Aircraft; and

            (c) liens in respect of the Aircraft for Lessor Taxes.

            Lessor Taxes shall mean Taxes (whether payable by way of withholding or otherwise):

            (a) imposed as a direct result of activities of any Indemnitee in the jurisdiction imposing the liability unrelated to the transactions contemplated by this Agreement or the operation of the Aircraft by Lessee; or

            (b) imposed on or measured by the gross or net income, profits, gains, capital, net worth, franchise or conduct of business of any Indemnitee by any authority having jurisdiction to tax if such Indemnitee is subject to such tax other than by reason of its participation in the transactions contemplated hereby; or

            (c) imposed with respect to any period to the extent it commences or event occurs prior to the date hereof (and, in the case of such period, ending prior to the date hereof) or after the termination of this Agreement and unrelated to the transactions contemplated by this Agreement; or

            (d) imposed in connection with a sale, assignment, transfer or other disposition (i) by Beneficiary of all or any part of its interest in the Trust Estate or (ii) by Lessor of all or any part of its interest in the Aircraft (or any part thereof) or this Lease other than (A) if an Event of Default shall have occurred and be continuing or (B) a sale, assignment, transfer or other disposition to Lessee in accordance with Section 14.2 hereof; or

            (e) which are in the nature of sales, use, rental, value-added, goods and services, license or property taxes unless imposed solely as the result of the use in whole or part of the Aircraft in the jurisdiction imposing such Taxes.

            Letter of Credit shall mean the irrevocable letter of credit issued pursuant to Section 5.12(b) and any replacement or renewal of such letter of credit.

            Maintenance Program shall mean an FAA approved maintenance program for the Aircraft encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

            Maintenance Reserves shall have the meaning given that term in
Section 5.3(e).

            Major Checks shall mean 4C and higher, Zonal Program, Structure Program and Corrosion Program, in each case, as defined in the Airbus A320 Maintenance Planning Document [Ref ST4/993 441/88).

            Manufacturer shall mean Airbus.

            Minimum Liability Coverage shall mean $500,000,000 on each occurrence.

            Mortgage shall mean any mortgage over the Aircraft granted by Lessor in favor of the Financing Parties.

            Net Worth shall mean, as at any date for Lessee, the sum for Lessee and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles), of the following:

            (a) the amount of capital stock, plus

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

            Part shall mean whether or not installed on the Aircraft:

            (a) any component, furnishing or equipment (other than a complete Engine) furnished with the Aircraft on the Delivery Date; and

            (b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to Lessor pursuant to this Agreement; but excludes any such items title to which has, or should have, passed to Lessee pursuant to this Agreement.

            Payment Default shall mean Lessee fails to make any payment when due under this Agreement.

            Permitted Lien shall mean:

            (a) any lien for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

            (b) any lien of a repairer, mechanic, carrier, hangar keeper or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

but only if (in the case of both (a) and (b)) (i) adequate resources have been provided by Lessee for the payment of such Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on Lessor or any Financing Party;

            (c) any Security Assignment or any Security Interest whatsoever from time to time created by or through the Lessor in connection with the financing of the Aircraft; and

            (d) any Lessor Lien.

            Person shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof)

            Power of Attorney shall mean the Power of Attorney. in the form of
Schedule 6 hereto.

            Prime Rate shall mean the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) in New York as its prime commercial lending rate.

            Purchase Agreement shall mean Airbus A320 Purchase Agreement dated as of September 28, 1990 between AVSA, S.A.R.L. and Kawasaki Leasing International Inc., as amended.

            Redelivery Location shall mean any airport in the United States of America selected by Lessee and approved by Lessor (such approval not to be unreasonably withheld).

            Rent shall mean rent payable throughout the Term for the Aircraft pursuant to Section 5.2 with respect to the Basic Term.

            Rent Payment Date shall mean the first day of each Rental Period.

            Rental Period shall mean each period ascertained in accordance with
Section 5.1.

            Scheduled Delivery Date shall mean June 1, 1995.

            Security Assignment shall mean an assignment in favor of a Financing Party by Lessor whereby Lessor assigns to such Financing Party as security its rights and benefits hereunder.

            Security Interest shall mean any mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off or any agreement or arrangement having the effect of creating a security interest other than a Permitted Lien.

            Subsidiary shall mean for any company, a corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening or any contingency) is at the time directly or indirectly owned or controlled by such company or one or more Subsidiaries of such company or by such company and one or more Subsidiaries of such company.

            Taxes shall mean taxes, duties and the like of all kinds and any other amount corresponding to any taxation together with any penalties, fines, surcharge or interest thereon.

            Term shall have the meaning specified in Section 4.7.

            Trust Company shall mean Wilmington Trust Company, a Delaware banking corporation, and its successors and assigns.

            Trustee shall mean Wilmington Trust Company in its capacity as owner trustee under the Trust Agreement.

            Trustee Estate Shall have the meaning attributed thereto in the Trust Agreement.

            Wet Lease means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under Title 49 of the U.S. Code (Transportation) for the performance by such employees of similar functions within the United States and
(ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

            1.2 CONSTRUCTION

            (a) In this Agreement, unless the contrary intention is stated, a reference to:

            (i) each of "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

            (ii) words importing the plural shall include the singular and vice versa;

            (iii) any document shall include that document as amended, novated or supplemented;

            (iv) reference to a law or Law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is bound; (3) includes any judicial or administrative application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted;

            (v) a Section or a Schedule is a reference to a clause of or a schedule to this Agreement; and

            (b) the headings in this Agreement are to be ignored in construing this Agreement.

      2.    REPRESENTATIONS AND WARRANTIES

            2.1 Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:

            (a) Status: Lessee is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power to own its assets and carry on its business as it is being conducted;

            (b) Power and authority: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

            (c) Legal validity: this Agreement constitutes Lessee's legal, valid and binding obligation;

            (d) Non-conflict: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

            (i)   conflict with any laws binding on Lessee; or

            (ii)  conflict with the constitutional documents of Lessee; or

            (iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets;

            (e) Authorization: all authorizations, consents, registrations and notifications required of or by the Lessee in connection with the Lessee's entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

            (f) Financials: the consolidated financial statements of Lessee and its Subsidiaries most recently delivered to Lessor:

                  (i)   have been prepared in accordance with GAAP; and

                  (ii) fairly represent the consolidated financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up; and

            (g) Restricted Countries: Lessee does not hold a contract or other obligation to operate the Aircraft to or from any of the countries designated under U.S. Code of Federal Regulations 31 CFR Chapter V from time to time (presently including, without limitation, Cuba, Haiti, Iraq, Libya, North Korea, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola).

            2.2 Lessee's Further Representations and Warranties: Lessee further represents and warrants to Lessor that:

            (a) No Default: no Default has occurred and is continuing or would result from the entry into or performance of this Agreement by Lessee;

            (b) Registration:

                  (i) Upon recordation of this Lease and the Acceptance Certificate pursuant to Title 49 of the U.S. Code (Transportation) and upon filing of Uniform Commercial Code Financing Statements in respect of the Aircraft and the Engines leased hereunder in a form acceptable for filing with the applicable Government Entity in the State of Illinois, the State of North Carolina and the State of Florida, it is not otherwise necessary or advisable under the laws of the United States of America or the laws of any state or commonwealth therein in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect or protect the property rights of Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date; and

                  (ii) under the laws of the United States of America, the property rights of Lessor in the Aircraft have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee (other than those mandatorily preferred by law);

            (c) Litigation: no litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

            (d) Pari Passu: the obligations of Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by Law and not by virtue of any contract;

            (e) Material Adverse Change: there has been no material adverse change in the consolidated financial condition of Lessee and its Subsidiaries or the condition of Lessee since the date hereof;

            (f) Taxes: Lessee has delivered all necessary returns and payments due to the tax authorities in the United States of America the failure of which to deliver or pay would materially and adversely affect Lessee's ability to perform its obligation under this Lease and is not required by law to deduct any Taxes (excluding Lessor Taxes) from any payments under this Agreement; and

            (g) Information: the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state any material fact, the omission of which makes the statements therein, in the light of the circumstances under which they were made, materially misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful enquiry by Lessee (but the forecasted results are not guaranteed by Lessee).

            2.3 Repetition: The representations and warranties in Section 2.1 and Section 2.2 will survive the execution of this Agreement. The representations and warranties contained in Section 2.1 and Section 2.2 will be deemed to be repeated by Lessee on the Delivery Date with reference to the facts and circumstances then existing. The representations and warranties contained in Section 2.1 will be deemed to be repeated by Lessee on each Rent Payment Date as if made with reference to the facts and circumstances then existing.

            2.4 Trust Company's Representation and Warranties: Trust Company represents and warrants to Lessee that:

            (a) Status: Trust Company is a Delaware banking corporation duly incorporated and validly existing under the laws of the State of Delaware, is a United States "Citizen" (as defined in Section 40102(a)15 of Title 49 of the U.S. Code) and has the corporate power to own its assets and carry on its business as it is now being conducted;

            (b) Power and Authority: Trust Company has the requisite power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement (to the extent entered into by Trust Company in its individual capacity) and the transactions contemplated by this Agreement (to the extent entered into by Trust Company in its individual capacity) and (assuming due authorization, execution and delivery of the Trust Agreement by Beneficiary) has all requisite power as Trustee to execute, deliver and perform this Agreement and the transactions contemplated by this Agreement;

            (c) Execution and Delivery: this Agreement has been duly executed and delivered by Trust Company and Lessor;

            (d) Non-conflict: the entry into and performance by the Trust Company and the Lessor of, and the transactions contemplated by, this Agreement do not and will not:

                  (i) conflict with any laws of the State of Delaware or the Federal laws of the United States governing the banking or trust powers of Trust Company or Lessor; or

                  (ii) conflict with the constitutional documents of Trust Company; or

                  (iii) conflict with any document which is binding upon Trust
                        Company or any of its assets; and

            (e) Authorization: So far as concerns the obligations of Trust Company or Lessor, all authorizations, consents, registrations and notifications required under the laws of the State of Delaware in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Trust Company or Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are or will on their being obtained or effected be) in full force and effect;

            2.5 Lessor's Representations and Warranties: The Lessor represents and warrants to Lessee that:

            (a) Legal Validity: this Agreement constitutes Lessor's legal, valid and binding obligation;

            (b) No Immunity:

                  (i) Lessor is subject to civil commercial law with respect to its obligations under this Agreement; and

                  (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitutes private and commercial acts; and

            (c) Title: On the Delivery Date full legal title to the Aircraft will be vested in Lessor.

      3.    CONDITIONS PRECEDENT

            3.1 Conditions Precedent: Lessor's obligation to deliver and lease the Aircraft under this Agreement is subject to satisfaction of each of the following conditions:

            (a) receipt by Lessor from Lessee not later than 2 Business Days prior to the Scheduled Delivery Date of the following satisfactory in form and substance to Lessor:

                  (i) Constitutional Documents: a copy of Lessee's charter, as amended and in effect, certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by the Lessee;

                  (ii) Opinions: evidence that an opinion dated the Delivery Date in the form of Schedule 5 hereto of legal counsel acceptable to Lessor and that an opinion dated the Delivery Date of Daugherty, Fowler & Peregrin, special United States aviation counsel, in form and substance reasonably satisfactory to Lessor, will be issued on the Delivery Date;

                  (iii) Approvals: evidence of the issue of each approval,
                        license and consent which may be required in relation to, or in connection with, the performance by Lessee of any of its obligations hereunder;

                  (iv) Licenses: copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

                  (v) Certificate: a certificate of the Secretary or Assistant Secretary of the Lessee, dated five days before the Delivery Date certifying:

                        (a) that attached thereto is a true and complete copy of the by-laws of the Lessee as amended and in effect at all times from the date on which the resolutions referred to in clause (b) were adopted to and including the date of such certificate;

                        (b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Lessee authorizing the execution, delivery and performance of this Agreement and the power of attorney to be delivered pursuant to clause (vi) hereof, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

                        (c) that the charter of the Lessee has not been amended since the date of the certification thereto furnished pursuant to clause (i) above; and

                        (d) as to the incumbency and specimen signature of each officer of the Lessee executing this Agreement and any other agreement contemplated hereby or to be delivered by the Lessee from time to time in connection herewith;

                  (vi) Deregistration Power: the Power of Attorney, duly executed;

                  (vii) General: such other documents as Lessor may reasonably request;

            (b) the receipt by Lessor on or before the Delivery Date of:

                  (i) Opinions: signed originals (or facsimiles thereof) of each of the opinions referred to in Section 3.1(a)(ii);

                  (ii) Payments: all sums due to Lessor under this Agreement on or before the Delivery Date including, without limitation, the first payment of Rent;

                  (iii) Insurances: certificates of insurance, an undertaking from Lessee's insurance broker in the form of Schedule 4B hereto, and other evidence satisfactory to Lessor that Lessor is sole loss payee with respect to the hull insurance on Aircraft and that Lessee is otherwise taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date;

                  (iv) Financial Statements: the latest available financial statements of Lessee as described in Section 8.2(b)(i) and (ii);

                  (v) Documents: a confirmation of receipt of the Aircraft Documents delivered with the Aircraft on the Delivery Date;

                  (vi) Certificate of Acceptance: the Certificate of Acceptance; and

                  (vii) General: such other documents as Lessor may reasonably request;

            (c) receipt by Lessor of such information and documents relating to the proposed Maintenance Program based upon the Airbus Maintenance Planning Document Ref [ST4/993 441.88] as Lessor may require and Lessor having agreed to the proposed Maintenance Program on or prior to the Delivery Date; and

            (d) evidence that on the Delivery Date the Aircraft has been validly registered under the laws of the United States and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessor in the Aircraft or any Part.

            3.2 Further Conditions Precedent: The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that the Lessee deliver to the Lessor a certificate dated the Delivery Date stating that:

            (a) the representations and warranties of Lessee under Sections 2.1 and 2.2 are correct on and as of the Delivery Date; and

            (b) no Default has occurred and is continuing.

            3.3 Waiver: The conditions specified in Sections 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are fulfilled within 15 days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

            3.4 Lessee Conditions Precedent: Lessee's obligation to take delivery of the Aircraft under this Agreement is subject to the Aircraft being in the condition and meeting or exceeding the requirements set forth in Schedule 9 hereto and receipt by Lessee from Lessor not later than 2 Business Days prior to the Scheduled Delivery Date of a certificate of the Secretary or Assistant Secretary of Trust Company, dated five days before the Delivery Date certifying:

            (a) that attached thereto is a true and complete copy of the by-laws of Trust Company as amended and in effect at all times from the date on which the resolutions referred to in clause
                  (b) were adopted to and including the date of such certificate;

            (b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Trust Company authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

            (c) that the charter of Trust Company has not been amended since the date that they were last amended; and

            (d) as to the incumbency and specimen signature of each officer of Trust Company executing this Agreement and any other agreement contemplated hereby or to be delivered by Trust Company from time to time in connection herewith.

Lessee's obligation to take delivery of the Aircraft under this Agreement is also subject to the receipt by Lessee on the Delivery Date of:

            (i) evidence that the Aircraft has been validly registered under the laws of the United States and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessee in the Aircraft or any Part;

            (ii) a letter from Beneficiary addressed to Lessee to the effect that (A) so long as no Event of Default shall have occurred and be continuing, Beneficiary will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee and agrees to discharge without undue delay any Lessor Lien attributable to it which materially prejudices the quiet use, possession and enjoyment of the Aircraft by Lessee, (B) the Trust Agreement has been duly authorized, executed and delivered by Beneficiary and (C) Beneficiary acknowledges receipt of the Deposit in the amount of $272,500 due to Lessor under Section 5.12(a) of the Lease; and

            (iii) evidence that the next scheduled C-Check is a lC.

      4.    COMMENCEMENT AND TERM

            4.1 Delivery: Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease in accordance with the terms and conditions of this Agreement. Lessor will deliver and Lessee will accept the Aircraft on the Scheduled Delivery Date (if such Date is confirmed by Lessor to Lessee to be the Delivery Date at least 5 Business Days in advance of such Date) or as may be specified in writing by the Lessor to the Lessee at least 5 Business Days in advance of such other date; provided that Lessee shall only be required to accept the Aircraft if the Aircraft is tendered for delivery in the condition required and meets or exceeds the specifications set forth in Schedule 9 hereto on the Delivery Date. If the Aircraft does not meet or exceed the specifications set forth in Schedule 9 hereto on the Scheduled Delivery Date and such failure is not due to an Excusable Delay, the Lessee shall have the option to terminate this Agreement and obtain a refund of any amounts or deposits paid by or on behalf of Lessee hereunder (the "Refund") and, upon such termination and the payment of the Refund to Lessee, neither Lessor nor Lessee will have any further obligation to the other under this Agreement. After delivery the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

            4.2 Delivery Location: The Aircraft will be delivered to and accepted by Lessee at the Delivery Location or such other location as may be agreed. Subject to the terms conditions hereof, Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Certificate of Acceptance.

            4.3 Delayed Delivery: If owing to:

            (a) any Excusable Delay; or

            (b) notification of any defect or non-conformity pursuant to Section 4.5;

Lessor delays in the delivery of, or fails to deliver, the Aircraft under this Agreement, then:

            (i) Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee;

            (ii) Lessee will be entitled to terminate this Agreement on the grounds of any such delay if Lessor fails to deliver the Aircraft in accordance with this Agreement on or prior to June 30, 1995; and

            (iii) upon any such termination or termination pursuant to Section
      4.5 neither Lessor nor Lessee will have any further obligation to the other under this Agreement other than Lessor's obligation to make the Refund to Lessee or otherwise as expressly set out in this Agreement.

            4.4 Licenses: Lessee will at its expense obtain all licenses, permits and approvals which may be necessary to export the Aircraft from the Delivery Location. Lessor will furnish such data and information as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval. Notwithstanding the foregoing, Lessor will endeavor to have the Manufacturer as agent for Lessee, apply for such licenses, permits, and approvals. Lessor will have no responsibility for Manufacturer's or Lessee's failure to obtain or delay in obtaining such licenses, permits and approvals. Lessee will have no responsibility for Manufacturer's failure to obtain or delay in obtaining such licenses, permits and approvals.

            4.5 Inspection: Not earlier than 10 days, and not later than 3 days, prior to the Scheduled Delivery Date, Lessor will give Lessee an opportunity:

            (a) to inspect the Aircraft at the Delivery Location; and

            (b) to dispatch up to two representatives as observers in a 2 hour Acceptance Flight (as described in the Airbus Customer Acceptance Manual) to inspect the condition of the Aircraft.

If Lessee notifies Lessor promptly prior to or on the Scheduled Delivery Date of any defect or nonconformity with Schedule 9 hereto observed during the inspection or demonstration flight, Lessor shall correct such defect and/or nonconformity as promptly as possible (except to the extent otherwise agreed or to the extent that, in the reasonable opinion of Lessor, it is impracticable or prohibitively expensive to do so). Lessor may, by written notice to Lessee, postpone the delivery of the Aircraft in such a case to such date as the defect or nonconformity will have been rectified (the "Extended Delivery Date"). The Extended Delivery Date shall be set forth by Lessor in a written notice to Lessee as soon as possible following notification by Lessee of the defect or nonconformity with Schedule 9 hereto and the Extended Delivery Date shall be a date not later than 30 days following the Scheduled Delivery Date. Upon receipt of such notice by the Lessee the Extended Delivery Date shall be the Scheduled Delivery Date for all purposes hereunder.

            4.6 Indemnity: Lessee will indemnify and hold harmless the Indemnitees from and against all Claims (as defined in Section 10) arising from death or injury to any observer or any employee of Lessee in connection with any demonstration flight or inspection of the Aircraft by Lessee, except that Lessee does not indemnity or hold harmless any Indemnitee pursuant to this Section 4.6 for any claims to the extent caused by the gross negligence or wilful misconduct of such Indemnitee.

            4.7 Term: The Aircraft shall be leased to Lessee hereunder for a term (the "Term") of forty-eight (48) months, commencing on the Delivery Date and ending at 11:59 p.m. New York, New York time on the date which is 4 years after the Delivery Date, or such earlier date as this Agreement may be terminated in accordance with the terms hereof.

            4.8 Right of First Refusal: If, on the Rental Payment Date occurring on or about three months prior to the end of the Term (the "Notice Date"), a Firm Offer exists, Lessor shall provide Lessee with written notice (the "Sale or Lease Notice") specifying the terms and conditions of such Firm Offer. Provided no Default has occurred and is continuing, Lessee shall have the right to purchase or lease the Aircraft on the exact terms of such Firm Offer. Such right of Lessee shall be exercised by irrevocable written notice to Lessor, to be received by Lessor not later than 7 days from the Notice Date. After receipt of such irrevocable notice by Lessor, Lessor shall sell or lease, as the case may be, and Lessee shall purchase or lease, as the case may be, from Lessor the Aircraft in accordance with the terms of the Firm Offer. In the event that Lessee shall exercise its right to purchase the Aircraft pursuant to this
Section 4.8 and the terms of the sale shall be other than for cash, Lessee shall have (or provide) credit of equal quality to the third party purchaser reasonably satisfactory to Lessor. For the purposes of this Section 4.8, "Firm Offer" shall mean (i) a firm offer from a third party to sell or lease the Aircraft to such third party which offer is acceptable to Lessor and (ii) an offer made by Lessor to a third party (subject to the right of first refusal set forth in this Section 4.8) to sell or lease the Aircraft to such third party which offer is acceptable to such third party.

      5.    PAYMENTS

            5.1 Rental Periods: The first Rental Period will commence on the Delivery Date and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on the date immediately preceding the numerically corresponding day in the next month except that:

            (a) if there is no such numerically corresponding day in that month, it will end on the last day of that month; and

            (b) if a Rental Period would otherwise extend beyond the last day of the Term, it will end on such day.

            5.2 Rent: Lessee agrees to pay to Lessor or its order throughout the Term on each Rent Payment Date Rent in advance in the amount of (a) with respect to each of the first 12 Rent Payment Dates, [***] (b) with respect to each of the 13th through 24th Rent Payment Dates, [***], (c) with respect to each of the 25th through the 36th Rent Payment Dates, [***], and (d) with respect to each of the 37th through the 48th Rent Payment Dates, [***]. Payment must be initiated adequately in advance of each Rent Payment Date to ensure that Lessor receives credit for the payment on each Rent Payment Date. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately preceding the date on which such Rental Period commences.

            5.3 Maintenance Reserves:

            (a) Amount: Lessee will further pay to Lessor Maintenance Reserves in relation to each calendar month (the "Reporting Period") (including without limitation the last calendar month of the Term) on the 10th day following the end of the Reporting Period (provided that if such 10th day is not a Business Day then such payment shall be made on the Business Day immediately following such 10th day) as follows:

                  (i) in respect of the Airframe, [***] for each Flight Hour operated by the Aircraft during that Reporting Period ("Airframe Maintenance Reserves"); and

                  (ii) in respect of each Engine, [***] for each Flight Hour operated by that Engine during that Reporting Period ("Engine Maintenance Reserves"); and

                  (iii) in respect of the APU, [***] for each Flight Hour
            operated by the APU during that Reporting Period ("APU Maintenance Reserves"); and

                  (iv) in respect of each Landing Gear, [***] for each Flight
            Hour operated by that Landing Gear during that Reporting Period ("Landing Gear Maintenance Reserves"); and

            (b) Adjustment: Lessor may adjust the amount of Maintenance
      Reserves after the Delivery Date by notice to Lessee if the Flight Hour to Cycle ratio averages below 1.8:1 for any Reporting Period to an amount of Maintenance Reserves for such Reporting Period equal to (F X $261) + ((C-(F/1.8)) x [***]), where C equals the number of cycles operated and F equals the number of Flight Hours during the Reporting Period.

            (c) Maintenance: Notwithstanding anything to the contrary contained herein, any and all maintenance contemplated by this Section 5.3 shall be conducted at a facility of an Agreed Maintenance Performer and Lessor shall be entitled to have representatives present during the performance of such maintenance to observe all aspects of such performance.

            (d) Concerning Reserves: At the time Lessee pays amounts of Maintenance Reserves pursuant to this Section 5.3, Lessee shall provide to Lessor a certificate as to the computation of each such payment, duly executed by the manager of maintenance planning of Lessee, or other qualified officer, certifying the number of Flight Hours and Cycles. From time to time, Lessor shall have the right, on reasonable prior notice to Lessee, to cause its representatives or agents to review the appropriate records of Lessee to determine the accuracy of such certificates. In the event a discrepancy is determined as a result of such review, Lessor shall notify Lessee in writing thereof and Lessee shall make up any deficiency in its payments to Lessor within five (5) Business Days of such notice and Lessee shall be given a credit for any excess.

            (e) Property of Lessor: It is intended by Lessor and Lessee that the Maintenance Reserves are payable to Lessor in consideration for the continued use of the Aircraft by Lessee, and that such monies irrevocably and unconditionally shall be the property of Lessor. Lessee accordingly acknowledges that the Maintenance Reserves will be the sole property of Lessor and that Lessee will have no interest therein or any right to repayment thereof. Any reference in this Agreement, including Section 7.2 hereof, to Lessor paying amounts to Lessee by reference to the Maintenance Reserves shall be construed as and take effect as an independent and unsecured obligation of Lessor to pay such amount.

            5.4 Payments: All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in same day funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in

Dollars by telegraphic transfer to The Dai-Ichi Kangyo Bank, Limited, New York Branch, Account Name: Kawasaki Leasing International Inc., Account Number 10740004161 or to such other account as Lessor may advise Lessee in writing.

            5.5 Gross-up:

            (a) All payments by Lessee under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes (other than, subject to Section 5.9 hereof, Lessor Taxes) (save as required by law);

            (b) all Taxes (other than, subject to Section 5.9 hereof, Lessor Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account prior to the later of the date on which penalties apply and the date on which Lessee is notified or has knowledge that such Taxes are payable; and

            (c) if Lessee is compelled by law to make payment subject to any Tax (other than, subject to Section 5.9 hereof, Lessor Taxes) and Lessor does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

            5.6 Taxation:

            (a) Lessee will on demand indemnify Lessor and Beneficiary against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor, Beneficiary or Lessee and relating to or attributable to the operation, 4subleasing, possession, use, repair, maintenance, overhaul, transportation, landing or storage of Aircraft by Lessee provided that Lessee shall not be liable in respect of any stamp documentary or other like duties and taxes relating to any assignment or transfer by Lessor of any of its rights or obligations hereunder (other than a transfer to Lessee in accordance with Section 14.2 hereof) or the creation of any Security Interest by Lessor.

            (b) Lessor will use reasonable endeavors and shall cooperate with Lessee to avoid or mitigate any Taxes for which Lessee would otherwise be liable under this Agreement, and in particular in making timely claims for any relevant refund, declaration, credit, set-off or corresponding savings against or in respect of Taxes.

            (c) To the extent that Lessor or Beneficiary actually receives a tax benefit or saving by reason of any deduction or withholding in respect of which Lessee has made a payment or increased payment hereunder, or by reason of any indemnity payment made by Lessee hereunder, Lessor shall notify

      Lessee and shall pay to Lessee such amount as is equivalent to such benefit or saving not exceeding the payment made by the Lessee.

            (d) If the Lessee has made a payment in respect of Taxes and Lessor or Beneficiary subsequently receives a refund in respect of such Taxes from any taxation authority or other person, Lessor or Beneficiary shall forthwith repay to Lessee an amount equal to the sum of (i) the amount actually received less (ii) any Taxes imposed on the receipt or accrual thereof plus (iii) any Taxes saved by reason of the deduction of such payment.

            (e) If Lessee has made a payment in respect of Taxes and Lessor or Beneficiary becomes entitled to recover from any other person any sum in respect of such Taxes, Lessor or Beneficiary shall if so required by Lessee and at Lessee's expense take all reasonable steps to enforce such recovery and shall account to Lessee for any amount recovered (including any interest paid on or in respect thereof) net of any Taxes chargeable on such amount not exceeding the amount of the payment made by Lessee.

            5.7 Value Added Tax:

            (a) For the purposes of this sub-clause:

                  (i) "VAT" means value added tax and any sales or turnover tax, imposition or levy of a like nature (other than Lessor Taxes);

                  (ii) "supply" includes anything on which VAT is chargeable with respect to this Agreement or the operation or use of the Aircraft;

            (b) Lessee will pay to Lessor or Beneficiary, upon receipt from Lessor of an invoice or receipt in respect thereof, the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement; and

            (c) each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

            5.8 Information: If Lessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes other than Lessor Taxes arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor.

            5.9 Taxation of Indemnity Payments:

            (a) If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for Lessor or Beneficiary to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse Lessor or Beneficiary for the cost incurred by it to a third party (including any taxation authority) Lessee will pay to Lessor or Beneficiary such sum as will after the tax liability has been fully satisfied leave Lessor or Beneficiary with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Section 5.10 in respect of the period commencing on the later of the date on which the payment of taxation is finally due and the date on which Lessee is notified or has knowledge of such tax liability until payment by Lessee (both before and after judgment); and

            (b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor or Beneficiary are treated as taxable in the hands of Lessor or Beneficiary, Lessee will pay to Lessor or Beneficiary such sum as will after the tax liability has been fully satisfied indemnify Lessor or Beneficiary to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this sub-clause at the rate of interest stated in Section
      5.10 in respect of the period commencing on the later of the date on which the payment of taxation is finally due and the date on which Lessee is notified or has knowledge of such tax liability until payment by Lessee (both before and after judgment).

            5.10 Default Interest: If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be the Prime Rate plus 3% per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

            5.1l Contest: If Lessor or Beneficiary becomes aware of any claim or matter which could give rise to a liability for Taxes for which Lessee might be responsible under this Agreement, it shall promptly notify Lessee in writing with full details thereof. If Lessee disputes the payment of any Taxes for which Lessee is responsible under this Agreement, including a dispute as to the amount thereof or due date for payment, Lessor shall take such action to avoid, resist, appeal or compromise the claim for Taxes provided that Lessee has first indemnified and secured

Lessor to its reasonable satisfaction against all costs and expenses (including Taxes) which may be incurred thereby. Lessor shall have sole control over the conduct of the contest, including the method of contest and the choice of forum and shall keep Lessee informed as to the progress of the contest. For the avoidance of doubt Lessee shall be entitled to request Lessor apply for a postponement of the payment of any Taxes or to take over (at its own expense) the conduct of all proceedings relating to the Taxes in question, provided that Lessee acknowledges in writing that it will indemnify Lessor and Beneficiary for all Taxes that are the subject of the contest indemnifiable hereunder. Lessee shall be kept fully informed of all matters pertaining to such Taxes and Lessor shall make no settlement or compromise in relation to such Taxes or agree any matter in relation thereto which will affect the future liability to Taxes of Lessee without the prior approval of Lessee.

            5.12 Security:

            (a) The Lessee shall pay to Lessor a deposit in the total amount of [***] (the "Deposit") as security for its obligations hereunder payable as follows:

                  Upon signing the Letter
                    of Intent                               [***]

                  Upon signing this                         [***]
                    Agreement

            (b) On the Delivery Date, Lessee will provide Lessor with an irrevocable Letter of Credit in a face amount of [***] in accordance with this Section 5.12(b). Upon receipt of such Letter of Credit, Lessor shall reimburse to Lessee the [***] aggregate Deposit received by Lessor from Lessee prior to the Delivery Date. The Letter of Credit shall be held by Lessor until the termination of this Lease and thereafter until Lessee has paid and performed all of its obligations under this Lease. Lessee agrees (and will cause the issuers of the Letters of Credit to agree) that the Letter of Credit may be assigned as security to, or reissued in the name of, any Financing Party or transferred to, or reissued in the name of, any other transferee of Lessor. Any Letter of Credit provided to Lessor pursuant to this Section 5.12(b) shall (i) be issued by a bank acceptable to Lessor and in form and substance acceptable to Lessor, and if Lessor requests, confirmed by the New York branch of a major international bank acceptable to Lessor and (ii) provide that such Letter of Credit is drawable at any time or times until 60 days after the termination of this Agreement, in whole or in part, upon certification by Lessor that an amount equal to the amount of the drawing :s owed by Lessee to Lessor under this Agreement (including damages). Any Letter of Credit may have a validity period which is shorter than the period (the "Validity Period" required by the preceding sentence provided that (a) such

      Letter of Credit shall have a Validity Period of at least one year, (b) such Letter of Credit shall, in each case, be renewed not later than 30 days prior to its expiry, (c) a Letter of Credit shall remain in force at all times during the Validity Period and (d) such Letter of Credit shall also provide that the full face amount of such Letter of Credit may be drawn down by Lessor upon certification by Lessor that Lessor has not received satisfactory evidence of the renewal of such Letter of Credit within 30 days prior to its expiry, in which case the proceeds of such drawing shall constitute the Deposit for all purposes hereunder.

            (c) To the fullest extent permitted by law and by way of continuing security Lessee as sole beneficial owner assigns, transfers and pledges for security purposes the Deposit and, to the extent the Lessee may have any interest therein, the Maintenance Reserves and all rights of Lessee to payment thereof and the debt represented thereby (the "Charged Monies") to Lessor as security for Lessee's obligations and liabilities under this Agreement (the "Secured Liabilities"). Except as expressly permitted under this Agreement, Lessee shall not be entitled to payment of the Charged Monies. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Charged Monies and it will enter into any additional documents and instruments necessary or advisable (including any financing statements) to evidence, create or perfect Lessor's rights to the Charged Monies;

            (d) if Lessee fails to make any payment under this Agreement within three Business Days after the due date thereof or any Event of Default has occurred and is continuing Lessor may immediately or at any time thereafter that such failure or Event of Default is continuing, without prior notice to Lessee:

                  (i) set-off all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Charged Monies; or

                  (ii) apply or appropriate the Charged Monies in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit.

      Lessor and the Lessee hereby agree that, if an Event of Default pursuant to Section 13.1(p) hereof shall exist and be continuing, Lessor may apply the Charged Monies in their entirety against Lessor's anticipated damages resulting from such breach.

            (e) if Lessor has exercised the set-off described in sub-clause (d) above, Lessee shall, following a demand in writing from Lessor, restore the Charged Monies to the level at which they stood immediately prior to such set-off.

            (f) Provided that no Default shall have occurred and be continuing and provided that Lessee has satisfied all of its obligations under this Agreement (including without limitation its obligations under Section 12 hereof), the Lessor shall pay to Lessee an amount equal to the amount of the Deposit, if any, and shall return the Letter of Credit to Lessee.

            5.13 Absolute: Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

            (a) any right of set-off, counterclaim, recoupment, defence or other right which either party to this Agreement may have against the other;

            (b) any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

            (c) any lack or invalidity of title or any other defect in title (other than any such lack, invalidity or defect caused by Lessor or Beneficiary), airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

            (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

            (e) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

            (f) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

Notwithstanding any provision of this Section 5.13 to the contrary, in the event that Lessor becomes subject to a bankruptcy proceeding and Lessor's trustee in bankruptcy rejects this Agreement, Lessee shall return the Aircraft to Lessor in compliance with all the terms and provisions of this Agreement which are applicable to the return of the Aircraft upon termination of the leasing of the Aircraft under this Agreement, and, upon such return and performance of such terms and conditions and the payment by Lessee to Lessor of all amounts owing by Lessee to Lessor under this Agreement, this Agreement and Lessee's obligations under this Agreement (including Lessee's obligation to pay Rent hereunder with respect to any Rental

Period commencing after such return of the Aircraft) shall terminate and Lessor shall, if Lessee has satisfied all of its obligations under this Agreement, pay to Lessee an amount equal to the amount of the Deposit, if any, and shall return the Letter of Credit to Lessee.

      6.    MANUFACTURER'S WARRANTIES

            6.1 Assignment: For so long as no Event of Default has occurred and is continuing, Lessor agrees to assign or otherwise make available to Lessee such rights, if any, as Lessor may have under any warranty with respect to the Aircraft made by Manufacturer of the Aircraft to the extent the same may be assigned or otherwise made available to Lessee, and without warranty by Lessor as to enforceability of any of the rights so assigned. Notwithstanding such assignment, Lessor will remain entitled to the benefit of each warranty, express or implied, not assigned in accordance with the proceeding sentence with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier. Lessee will notify Lessor promptly upon becoming aware of any claim under any warranty so assigned to it. Upon termination of this Agreement, Lessee shall re-assign to Lessor (or such other party as Lessor shall direct) the benefit of any warranty assigned by Lessor to Lessee pursuant to this Section 6.1 (to the extent that the same are re-assignable and have not expired) together with all assignable warranties relating to the Aircraft made available to Lessee directly under any agreement between Lessee and any manufacturer, vendor, subcontractor or supplier (other than a claim under any such warranty relating to a matter arising during the Term and in respect of which Lessee is seeking reimbursement for amounts already paid or incurred by Lessee). Notwithstanding anything to the contrary in this Section 6.1, upon the occurrence of an Event of Default all rights held by Lessee derived from any warranties relating to the Aircraft shall immediately revert to Lessor, including all claims thereunder and shall remain with Lessor so long as any Event of Default is continuing (and if no Event of Default shall thereafter be continuing, such rights shall revert to Lessee).

            6.2 Proceeds: Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor but if and to the extent that such claim relates:

            (a) to defects affecting the Aircraft which Lessee has rectified; or

            (b) to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and

provided no Event of Default or Payment Default has occurred and is continuing the proceeds will be paid to Lessee by Lessor but in the case of (a) only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

            6.3 Parts: Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty will be installed promptly by Lessee and that title thereto free of Security Interests vests in Lessor. On installation those items will be deemed to be an Engine or Part as applicable.

            6.4 Agreement: To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However, Lessee will:

            (a) pay the proceeds of any claim thereunder to Lessor to be applied pursuant to Section 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

            (b) Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

      7.    LESSOR'S COVENANTS

            7.1 Quiet Enjoyment: So long as no Event of Default shall have occurred and be continuing, Lessor will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee. Lessor shall procure the issue to Lessee of a letter of quiet enjoyment in respect of the Aircraft from any Financing Party and shall discharge without undue delay any Lessor Liens attributable to it which materially prejudice the quiet use, possession and enjoyment of the Aircraft by Lessee.

            7.2 Reimbursement of Maintenance Costs: Subject to Sections 5.4(e) and 16.5, so long as no Default has occurred and is continuing, Lessor will promptly pay to Lessee (or promptly pay, upon the instructions of Lessee, to the Agreed Maintenance Performer) from the Maintenance Reserves upon submission by Lessee to Lessor (which submission shall be within 6 months of the commencement of such maintenance) of an invoice and supporting documentation reasonably satisfactory to Lessor evidencing:

            (a) with respect to the Airframe, the completion, in accordance with this Agreement, of those items of maintenance characterized by the Manufacturer's maintenance planning document and best industry practice as "4C" or "8C" Check and/or individual structural inspections of not less than 15,000 Flight Hours or 5 years for the Aircraft (but not including repairs arising as the result of operational or maintenance mishandling), a sum equal to the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Airframe Maintenance Reserves paid under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid by Lessor under this sub-clause;

            (b) with respect to any Engine (other than a temporary engine installed on the Aircraft pursuant to Section 8.13(b) hereof), the performance, in accordance with this Agreement, of all shop visits requiring engine disassembly (other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling and/or
      (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits), a sum equal to the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Engine Maintenance Reserves paid in respect of the Engines under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid in respect of the Engines by Lessor under this sub-clause;

            (c) with respect to the APU, the performance, in accordance with this Agreement, of all shop visits requiring APU removal and disassembly (other than repairs arising as the result of foreign object damage, operational or maintenance mishandling), a sum equal to the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of APU Maintenance Reserves paid under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid by Lessor under this sub-clause; and

            (d) with respect to the Landing Gear, the performance in accordance with this Agreement, of all work on the landing gear in the nature of overhaul and requiring removal and disassembly (other than repairs arising as the result of operational or maintenance mishandling), a sum equal to the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Landing Gear Maintenance Reserves paid under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid by Lessor under this sub-clause.

            7.3. Certain Lessor Obligations: Within 5 Business Days of:

            (a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

            (b) of payment to Lessor of the Agreed Value following an Event of Loss with respect to the Aircraft after the Delivery Date;

or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all amounts which may then be out standing or shall then be due and payable under this Agreement or under any other agreement between Lessor or Beneficiary and Lessee, Lessor will pay to
Lessee:

            (i) the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

            (ii) in the case of an Event of Loss with respect to the Aircraft, the excess of the aggregate amount of Maintenance Reserves paid under
      Section 5.3(a) over the aggregate amount of Maintenance Reserves paid under Section 7.2.

            7.4 Indemnity: Lessor will indemnify and hold harmless Lessee from and against all Claims (as defined in Section 10) arising from death or injury to any observer or employee of Lessor attributable to the gross negligence or willful misconduct of a Lessor appointed representative operating the Aircraft as pilot in accordance with Section 12.2(d) hereof.

      8.    LESSEE'S COVENANTS

            8.1 Duration: The undertakings in this Section and in Section 12 will:

            (a) except as otherwise stated, be performed at the expense of Lessee; and

            (b) remain in force until the termination of this Agreement in accordance with the terms hereof and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

            8.2 Information: Lessee will:

            (a) notify Lessor forthwith of the occurrence of any Default or any other event which would materially and adversely affect Lessee's ability to perform any of its obligations under this Agreement;

            (b) furnish to Lessor:

                  (i) as soon as available but not in any event later than 60 days after the end of each quarterly fiscal period of each fiscal year of the Lessee, consolidated and consolidating statements of income, retained earnings and cash flow of the Lessee for such period and for the period from the beginning of the respective fiscal year to the end of such period, and, if available, the related consolidated and consolidating balance sheets of the Lessee as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Lessee, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Lessee, in accordance with GAAP (subject to normal year-end audit adjustments);

                  (ii) as soon as available but not in any event later than 90 days after the end of each annual fiscal period of each fiscal year of the Lessee, consolidated and consolidating statements of income, retained earnings and cash flow of the Lessee for such period and for the period from the beginning of the respective fiscal year to the end of such period, and, if available, the related consolidated and consolidating balance sheets of the Lessee as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, all of which shall be certified by an independent certified public accounting firm of recognized national standing selected by the Lessee, accompanied by a certificate of a senior financial officer of the Lessee, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Lessee, in accordance with GAAP;

                  (iii) at the same time as it is issued to the creditors (or, if Lessee does a public offering of any of its shares of stock, the shareholders) of Lessee, a copy of each notice or circular issued to Lessee's creditors (or, if Lessee does a public offering of any of its shares of stock, shareholders) as a group; and

                  (iv) on request from time to time such other information
            regarding Lessee and its business and affairs as Lessor may reasonably request;

            (c) keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

            (d) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Air-craft; any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

            (e) on request, within 10 days after the end of any Rental Period, furnish to Lessor evidence satisfactory to Lessor of payment of all material Taxes (other than Lessor Taxes) due during that or any previous Rental Period;

            (f) on request, furnish to Lessor evidence satisfactory to Lessor that all Taxes (other than Lessor Taxes) and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

            (g) provide Lessor with a monthly report on the Aircraft and each Engine in the form reasonably required from time to time by Lessor;

            (h) give Lessor not less than 60 days prior to the start of any Major Check, written notice as to the time and location of such Major Check;

            (i) promptly notify Lessor of:

                  (i) any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

                  (ii) any claim or other occurrence known to Lessee and likely to give rise to a claim under the Insurances (but in the case of hull claims only in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

            (j) within 10 days after the end of each calendar month, furnish to Lessor (or any representative of Lessor designated by Lessor) copies of all amendments, modifications, supplements; waivers and deferrals of, or with respect to, the Agreed Maintenance Program or other maintenance requirements of the FAA, entered into or issued during such calendar month.

      8.3.  Lawful and Safe Operation: Lessee will:

            (a) (i) comply with the Law for the time being in force in any country or jurisdiction which may for the time being be applicable to the Aircraft or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

                 (ii) no later than 7 calendar days after the Delivery Date (and, in any event, prior to operating the Aircraft for public transport) obtain all necessary air transportation licenses required in connection with the use and operation of the Aircraft;

            (b) not use the Aircraft in any manner contrary to any requirement of the manufacturers of the Aircraft, any Engine or any Part or any recommendation or regulation of the FAA or for any purpose for which the Aircraft is not designed or reasonably suitable;

            (c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the FAA and applicable Law;

            (d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the FAA and applicable Law;

            (e) not use the Aircraft for the carriage of:

                  (i) whole animals living or dead except in the cargo
            compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

                  (ii) acids, toxic chemicals, other corrosive materials,
            explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

                  (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

                  (iv) any illegal item or substance;

            (f) not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit or cabin personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

            (g) not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive); by:

                  (i) any Government Entity of the United States of America; or

                  (ii) any Government Entity of the country in which such
            location is situated; or

                  (iii) any Government Entity having jurisdiction over Lessor, the Beneficiary or the Aircraft;

            (h) obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments requited by, and the compliance by Lessee with its other obligations under, this Agreement; and

            (i) not operate the Aircraft to or for any country or entity that is the subject of sanctions under the U.S. International Economic Emergency Powers Act or U.N. Security Council directives (presently Haiti, Iraq, Libya, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola). Lessee also covenants and agrees not to operate or locate the Aircraft in any country restricted under the U.S. Trading with the Enemy Act and the U.S. Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 CFR Part 771.19) (presently Cuba, Iran, North Korea, Sudan, and Syria).

            Lessee agrees that if (i) Lessee uses the Aircraft in any manner contrary to any recommendation of the manufacturers of the Aircraft, any Engine or any Part and (ii) the effect of such use materially and adversely affects the Aircraft, then, upon the written request of Lessor, Lessee shall not use the Aircraft in any manner contrary to such recommendation.

            8.4 Taxes and Other Outgoings: Lessee will promptly pay:

            (a) all license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the purchase or re-leasing of the Aircraft by Lessee in accordance with Section 4.8 hereof and the leasing, possession, use, operation or return, of the Aircraft; and

            (b) all rent, fees, charges, Taxes (other than Lessor Taxes) and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate resources have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor, Beneficiary or any Financing Party.

            8.5 Sub-Leasing: Lessee will not, without the prior written consent of Lessor, sub-lease or part with possession of the Aircraft, the Engines or any Part, such consent not to be unreasonably withheld provided that (i) all of the terms and provisions of this Agreement shall continue to be binding upon the Lessee, (ii) any sublessee shall agree in writing prior to the effectiveness of any sublessee that such sublease shall be subject and subordinate to this Agreement and such sublessee shall enjoy no right of quiet enjoyment with respect to the Lessor or the Financing Parties (unless no Event of Default hereunder, or "event of default" under such sublease, shall have occurred and be continuing), (iii) all of the terms and conditions of the sublease shall be as strict or stricter than the terms and condition hereof and Sections 8.1 to 8.3 and 8.5 to 8.19 hereof shall be incorporated therein in their entirety, mutatis mutandis, provided that each reference therein to Lessee shall refer to the sublessee and each such provision shall be for the benefit of Lessor as well as Lessee, (iv) all insurances required hereby shall continue to be in effect and (v) an opinion of legal counsel, reasonably acceptable to Lessor, shall be provided such opinion to include an opinion that each of the above conditions has been met and such other opinions as Lessor may reasonably request.

            Notwithstanding the foregoing, Lessee may enter into a Wet Lease, provided that (i) Lessee agrees that the rights of any Person with whom a Wet Lease is entered into shall be made expressly subject and subordinate to all the terms of this Agreement, (ii) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Agreement to the same extent as if such Wet Lease had not been entered into and (iii) Lessee shall not permit a Person with whom a Wet Lease has been entered into to enter into a further Wet Lease with another Person.

            8.6 Inspection:

            (a) Lessor and any person designated by Lessor or any Financing Party may during normal business hours at any time visit, inspect and survey the Aircraft, any Engine or any Part and for such purpose may, subject to any applicable FAA regulation or requirements, travel on the flight deck as observer; and

            (b) Lessor will:

                  (i) have no duty or liability to make, or arising out of any such visit, inspection or survey; and

                  (ii) so long as no Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee.

            8.7 Title: Lessee will:

            (a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner and lessor of the Aircraft or the rights of any Financing Party as mortgagee, assignee of this Agreement and as assignee of the Insurances or the validity, enforceability or priority of a Mortgage or any Security Assignment;

            (b) on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

            (c) not at any time (i) represent or hold out Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor or any Financing Party;

            (d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position on Aircraft and on each Engine stating:

            "This Aircraft/Engine is owned by Wilmington Trust Company, as Owner and Lessor [, is subject to a first priority Mortgage in favor of [Name of Financing Party),]* and is leased to Midway Airlines Corporation and may not be operated by any other person without the prior written consent of Lessor";

            (e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part or this Agreement, and promptly discharge all obligations which may give rise to such a Security Interest;

            (f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction or (insofar as the same relates to the operation or use of the Aircraft) the Lessor to any criminal liability and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

            (g) not abandon the Aircraft, the Engine or any Part;

            (h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise

----------
*  Add if applicable.

      to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

            (i) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part (except as expressly permitted by Section 8.5).

            8.8 General: Lessee will:

            (a) not make any substantial change in the nature of the business in which it is engaged, will preserve its corporate existence, and will conduct its business in an orderly and efficient manner; and

            (b) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor.

            8.9 Records: Lessee will:

            (a) procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) are kept; keep the records in such manner as the FAA may from time to time require. The records will form part of the Aircraft Documents; and

            (b) procure access to a revision service in respect of, and will maintain with appropriate revisions in English, all Aircraft Documents, records, logs, and other materials required by applicable laws and best practice of major international air transport operators in respect of the Aircraft.

            8.10 Protection: Lessee will:

            (a) at its own cost and expense, shall cause the Aircraft at all times to remain duly registered, at the FAA in the name of Lessor under the laws of the United States. Lessee agrees that the Aircraft will not be operated, serviced or repaired in violation of any Applicable Laws of any government having jurisdiction with respect to the Aircraft; provided, that Lessee shall not be in default under this sentence if it is not possible for it to comply with the Laws of a jurisdiction other than the United States because of a conflict with the Laws of the United States; and

            (b) do all acts and things (including, without limitation, making any filing or registration with the FAA or any other Government Entity) and executing and delivering all documents (including, without limitation, any amendment of this Agreement) as may be reasonably required by Lessor.

                  (i) at the expense of the Lessor, following any change or
            proposed change in the ownership or financing of the Aircraft or in the manner of securing the Lessor's obligations to the Financing Parties; or

                  (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as owner of the Aircraft and under this Agreement and the rights of any Financing Party under any Mortgage or Security Assignment in respect thereof apply with the same effect as before; or

                  (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or the interest of Lessor as owner of the Aircraft and, at the expense of Lessor, of any Financing Party under any Mortgage or Security Assignment.

            8.11 Maintenance and Repair: Lessee will:

            (a) keep the Aircraft airworthy in all respects and keep the Aircraft, the Airframe, each Engine and each Part in good repair, operating condition, physical condition and appearance;

            (b) not change the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the approval of the FAA;

            (c) maintain the Aircraft in accordance with the Agreed Maintenance Program through (i) in the case of all C-Checks and Major Checks, the Agreed Maintenance Performer and (ii) in the case of all other maintenance, a maintenance performer approved by the FAA, and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

            (d) maintain the Aircraft in accordance with applicable laws and any rules and regulations of the FAA as may be applicable to passenger category aircraft;

            (e) subject to the terms of Section 8.19, comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part (i) issued prior to the commencement of the Term and having a compliance date no earlier than 91 days after the commencement of the Term and no later than 90 days after the end of the Term or (ii) issued during the Term and having a compliance date no later than 90 days after the end of the Term, in accordance with the terms thereof and which are required by the FAA and/or recommended by any manufacturer of the Aircraft, any Engine or Part;

            (f) comply with all applicable laws and the regulations of the FAA and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft, or which require any modification or alteration to the Aircraft, any Engine or Part (i) if issued prior to the commencement of the Term, having a compliance date no earlier than 91 days after the commencement of the Term and no later than 90 days after the end of the Term or (ii) if issued during the Term, having a compliance date no later than 90 days after the end of the Term;

            (g) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the FAA except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement and will from time to time provide to Lessor a copy on request;

            (h) if required by the FAA, maintain a current certification as to maintenance issued by or on behalf of the FAA in respect of the Aircraft and will from time to time provide to Lessor a copy on request;

            (i) subject to the terms of Section 11 below, procure promptly the replacement of any Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13(a); and

            (j) keep the Aircraft maintained in the same manner and with the same care and diligence and to the same standards as used by Lessee with respect to other similar aircraft owned or operated by Lessee.

            8.12 Removal of Engines and Parts: Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

            (a) if replaced as expressly permitted by this Agreement; or

            (b) if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

            (c) (i) during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

                  (ii) as part of a normal engine or part rotation program; or

                  (iii) for the purpose of making such modifications to the
            Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

      and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13(a) as soon as practicable and in any event no later than the termination date of this Agreement pursuant to the terms hereof.

            8.13 Installation of Engines and Parts: Lessee will:

            (a) ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

                  (i) in the case of an engine, it is an engine of the same
            model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine and is capable of operation on the Airframe and with the other Engines thereon;

                  (ii) in the case of a part, it is in as good operating
            condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

                  (iii) in each case, it has become and remains the property of
            Lessor free from Security Interests and on installation on the Aircraft will without further act be subject to this Agreement and any Mortgage; and

                  (iv) in each case, Lessee has full details as to its source and maintenance records;

            (b) if no Event of Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of temporary replacement notwithstanding Section 8.13(a) if:

                  (i) there is not available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Section 8.13(a);

                  (ii) it would result in an unreasonable disruption of the
            operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Section 8.13 (a) becomes available for installation on the Aircraft; and

                  (iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the termination of this Agreement in accordance with the terms hereof, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Section 8.13(a); provided that if (i) the Engine to be replaced by such proposed temporary replacement engine has more hours available to its next scheduled overhaul than such proposed temporary replacement engine and (ii) the Engine to be replaced will at any time not be located in United States (or any other country approved by Lessor) during such temporary replacement period, Lessee shall pay Lessor a special maintenance reserve (the "Special Maintenance Reserve") equal to the product of (A) $85 and (B) the number of such excess hours. Upon the replacement of such replacement engine with the Engine replaced by it or by an engine complying with Section 8.13(a), Lessor shall pay to Lessee the Special Maintenance Reserve. The Special Maintenance Reserve shall secure Lessee's obligations under this Section 8.13(b) as well as its obligations to maintain the Engines in accordance with Section
            8.11 hereof.

            8.14 Non-installed Engines and Parts: Lessee will:

            (a) ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests and is not installed on any aircraft other than the Aircraft; and

            (b) notify Lessor whenever any Engine is removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of any Financing Party as mortgagee and Lessor as owner and lessor of the Engine and will not seek to exercise any rights whatsoever in relation to it.

            8.15 Pooling and Installation of Parts on Other Aircraft:

            (a) Provided no Event of Default shall have occurred and be continuing, Lessee may subject any Part (other than a complete or substantially complete APU or Landing Gear) to normal interchange or pooling agreements or similar arrangements in each case customary in the airline industry with (i) Northwest Airlines; (ii) United Airlines; or
      (iii) America West Airlines (or with any other Certificated Air Carrier approved by Lessor, which approval shall not be unreasonably withheld) provided that (x) no such agreement or arrangement results in or requires the transfer of title to such Part; and (y) the other party to the agreement or arrangement shall have entered into an agreement with Lessor and each Financing Party pursuant to which such other party agrees to recognize and respect the rights and interests of Lessor and the Financing Parties in such Part; and

            (b) Lessee shall be permitted, provided no Event of Default shall have occurred and be continuing, to install any Part (other than a complete or substantially complete APU or Landing Gear) on an aircraft or engine:

                  (i) owned and operated by Lessee free from Security Interests;
            or

                  (ii) leased or hired to Lessee pursuant to a lease or
            conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine;

     provided that in the case of (ii):

            (1) the terms of any such lease or conditional sale agreement will not have the effect of prejudicing the interests of any Financing Party or Lessor; and

            (2) Lessor under such lease or the seller under such conditional sale agreement, as the case may be, has confirmed and acknowledged in such lease, conditional sale agreement or other document that it will not acquire, as against any Financing Party or Lessor, any right, title or interest in such Part and the terms of such lease, conditional sale agreement or other document shall not have the effect that such Part will cease to be subject to the respective rights of any Financing Party or Lessor.

            8.16 Equipment Changes:

            (a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

                  (i) is expressly permitted by this Agreement, or

                  (ii) has the prior written approval of Lessor and which does not diminish the value, utility, condition, or airworthiness of the Aircraft; and

            (b) Unless an Event of Default has occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or im-pairing the value, utility, condition or airworthiness of the Aircraft.

            8.17 Title on an Equipment Change:

            (a) Title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise will, on installation, without further act, vest in Lessor subject to this Agreement and any Mortgage free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when reasonably requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor; and

            (b) Except as referred to in Section 8.16(b) any Engine or Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Lessor subject to this Agreement and any Mortgage free of all Security Interests whereupon title to the replaced Engine or Part, will, provided no Event of Default has occurred and is continuing, pass to Lessee.

            8.18 Third Party: Lessee will use its best efforts to procure that no person (other than Lessor or any Financing Party) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

            8.19 Mandatory Modifications: In the event the FAA, or other governmental authority issues a mandatory airworthiness directive (i) prior to the commencement of the Term, having a mandatory effective date no earlier than 91 days after the commencement of the Term and no later than 90 days after the end of the Term or (ii) during the Term, having a mandatory effective date no later than 90 days after the end of the Term, and which requires that Airbus Model A320-231 Aircraft or IAE V2500-A1 engines or any Part be modified or altered, or in the event the Manufacturer of such aircraft or the manufacturer of engines or Parts issues a mandatory service bulletin (i) prior to the commencement of the Term, having a mandatory effective date no earlier than 91 days after the commencement of the Term and no later than 90 days after the end of the Term or (ii) during the Term, having a mandatory effective date no later than 90 days after the end of the Term, and which requires such aircraft or engines or Parts to be modified or altered, Lessee shall cause such modification or alteration to be duly performed and, provided no Default or Event of Default shall have occurred and be continuing, Lessor shall reimburse Lessee semi-annually within 10 days after the end of each six month period following the Delivery Date, the end of the Term and the date six months after the end of the Term, with respect to each such modification or alteration performed by Lessee hereunder since the immediately preceding anniversary of the Delivery Date (or since the Delivery Date if there has been no such anniversary), such reimbursement to be in an amount equal to the aggregate of "Lessor's Share" (as hereinafter defined) of the portion of the kit cost and direct labor costs (such direct labor costs to be determined by multiplying the number of man-hours of labor recommended in such airworthiness directive or mandatory service bulletin, as the case may be, for implementing or effecting such modification or alteration times Lessee's actual per hour cost in the case of work performed by any third party maintenance performer and Lessee's then current per-hour cost of labor, not to exceed $50 per man-hour in the case of work performed by Lessee) associated with each such modification or alteration in excess of $25,000 (hereinafter referred to as the "Amortized Cost" of an item of Equipment), provided if the Term has ended and the Lessor has physical possession of the Aircraft, Lessor may cause such modification or alteration to be duly performed and Lessee shall reimburse Lessor for the cost of such modification or alteration minus any amount of such cost that Lessor would have been required to reimburse Lessee in accordance with this provision had Lessee incurred such cost.

            "Lessor's Share" for an item of Equipment shall be the sum remaining after subtracting from the Amortized Cost of an item of Equipment the amount determined by multiplying the Amortized Cost of an item of Equipment times a fraction of which the numerator is the number of months from and including the month in which the airworthiness directive or mandatory service bulletin is issued for such item of Equipment to and including the month in which the fourth anniversary of the Delivery Date occurs and the denominator is 216.

Example

For an airworthiness directive with a combined kit cost and labor cost of $250,000 issued during the 24th month of a 48 month lease:

Amortized Cost           =     (250,000 - 25,000)      =    $225,000

Lessor's Share           =     (Amortized Cost)        minus

       (Amortized Cost)        x     Remaining Lease Months
                                     ----------------------
                                                   216

       =      $225,000   - (225,000  x 25)
                                       --
                                       216

       =      $225,000   - $26,041.65

       =      $198,958.35

In the event that the Term hereof ends prior to the fourth anniversary of the Delivery Date, the "Lessor's Share" shall be recalculated using the methodology provided above but using the actual number of months between the month in which the applicable airworthiness directive or mandatory service bulletin was issued and the month in which the Term hereof actually ends, and Lessor shall pay to Lessee on demand the amount by which the amount of the Lessor's Share as so recalculated exceeds the amount of the Lessor's Share as originally calculated.

Example

If the Lease actually ended after 36 months, the adjustment for the airworthiness directive described in the previous example would be calculated as follows:

(Amortized Cost)     x     Remaining Lease Months
                          (using actual Lease Term)
                          -------------------------
                                               216

       =    $225,000 - (225,000 x 13)
                                  --
                                  216

       =    $225,000 - $13,541.65

       =    $211,458.35 Recalculated Lessor's Share

            Reimbursement Adjustment = Recalculated Lessor's Share -
                                       originally calculated Lessor's Share

       =    $211,458.35 - $198,958.35

       =    $ 12,500 additional reimbursement due from Lessor

            Anything in the Agreement to the contrary notwithstanding, Lessee shall not be required to perform any modification or alteration to the Aircraft otherwise required to be performed pursuant to any rule, law, regulation, order, certificate, license or registration issued by the FAA or any other governmental authority, if and to the extent that the aggregate cost of all such modifications and/or alterations to the Aircraft performed by Lessee exceeds or would exceed $350,000.

      9.    INSURANCE

            9.1 Insurances: Lessee will maintain in full force during the Term insurances in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurances will be effected either:

            (a) on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or

            (b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurances").

            9.2 Requirements: Lessor's current requirements as to required Insurances are as specified in this Section and in Schedule 4. If at any time Lessor wishes to stipulate other requirements for the Insurances so that the scope and level of cover is maintained in line with industry practice for comparable airlines in the United States and the interests of Lessor and the Financing Parties protected, it and/or its brokers will consult with Lessee and Lessee's brokers regarding whether such other requirements are in line with industry practice for comparable airlines in the United States. If, following the consultation, Lessor considers that such other requirement should be satisfied by Lessee (and provides a reasonable written explanation to Lessee for such other requirements), Lessee will then satisfy such other requirements.

            9.3 Change: If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made (and provides a reasonable written explanation to Lessee for such change), Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

            9.4. Insurance Covenants: Lessee will:

            (a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the United States of America or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurances remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

            (b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

            (c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

                  (i) invalidates or may invalidate the Insurances; or

                  (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

                  (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

            (d) not take out any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement if such insurance or reinsurance adversely affects the insurance or reinsurance required under this Agreement;

            (e) commence renewal procedures at least 30 days prior to expiry of any of the Insurances and provide to Lessor:

                  (i) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiry date;

                  (ii) telexed confirmation of completion of renewal prior to each expiry date;

                  (iii) certificates of insurance (and where appropriate
            certificates of reinsurance), and broker's and any reinsurance brokers') letter of undertaking, detailing the coverage and confirming the insurers' (and any reinsurer's) agreement to the specified insurance requirements of this Agreement, within 7 days after each renewal date;

            (f) on request, provide to Lessor copies of documents evidencing the Insurances;

            (g) on request, provide to Lessor evidence that the Insurance premiums have been paid;

            (h) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

            (i) be responsible for any deductible under the Insurances; and

            (j) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require.

            9.5 Failure to Insure: If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

            (a) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in Section 5.10, from the date of expenditure by it up to the date of reimbursement by Lessee; and

            (b) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

            9.6 Continuing Indemnity: Lessor may require Lessee to effect and to maintain insurance after the end of the Term with respect to its liability under the indemnities in Section 10 for such period as Lessor may reasonably require (but in any event not more than 3 years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Section shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

            9.7 Application of Insurance Proceeds:

            As between Lessor and Lessee:

            (a) all insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Section 11.1(b));

            (b) all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to promptly reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee;

            (c) all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made;

            (d) notwithstanding Section 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

      10.   INDEMNITY

            10.1 General: Lessee agrees to defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim") (regardless of when the same is made or incurred, whether during or after the Term (but not before)):

            (a) which may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, performance, management, ownership, (to the extent attributable to acts of Lessee) registration, control, maintenance, condition, service, repair, overhaul, subleasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its testing or use otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission or otherwise, of any Indemnitee; and

            (b) which arise out of any act or omission which invalidates or which renders voidable any of the Insurances;

            provided that the foregoing indemnity shall not apply to:

            (i) any Claim in relation to a particular Indemnitee to the extent that Claim is covered pursuant to another indemnity provision of this Agreement;

            (ii) any Claim in relation to a particular Indemnitee to the extent it arises solely as a result of an act or omission which constitutes the gross negligence or willful misconduct of such Indemnitee;

            (iii) any Claim in relation to a particular Indemnitee to the extent arising solely as a result of a breach by such Indemnitee of any of its express obligations under the terms of this Agreement;

            (iv) any Tax; or

            (v) acts or events that occur prior to the date hereof or after the return of physical possession of Aircraft to Lessor in accordance with the terms of this Agreement (unless a Default shall have occurred and be continuing)

            10.2 Claim Procedure: If a claim is made against an Indemnitee involving one or more Claims and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder (except to the extent that Lessee is precluded from conducting a meritorious contest of such Claim as a result of such failure). Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee (consent not to be unreasonably withheld or delayed):

                  (1) in any judicial or administrative proceeding that involves only one Claim, to assume responsibility for and control thereof;

                  (2) in any judicial or administrative proceeding involving a
            Claim and other claims related or unrelated to the transactions contemplated by this Agreement, to assume responsibility for and control of such Claim to the extent that the same be and is severed from such other claims; and

                  (3) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at the Lessee's sole expense, as the case may be, to participate therein to the extent such participation would not prejudice such Indemnitee's conduct of such proceedings, as reasonably determined by such Indemnitee.

Notwithstanding the foregoing, Lessee shall not be entitled to assume responsibility for or control of any such judicial or administrative proceedings with respect to a Claim, (I) unless the Lessee has acknowledged responsibility under this Section 11 for such Claim hereunder, (II) while an Event of Default hereunder shall have occurred and be continuing, or (III) if such proceedings will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft or this Agreement or any part thereof or any material risk of civil liability to such Indemnitee for which such Indemnitee is not indemnified hereunder, or any risk of criminal liability. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions to the extent such participation would not prejudice Lessee's conduct of such proceedings.

            10.3 Mitigation and Settlement: If Lessee has expressly acknowledged responsibility under this Section 10 for the relevant Claim, Indemnitee shall take such actions to mitigate such Claim as reasonably requested by Lessee unless such mitigation would materially adversely effect such Indemnitee. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Section 11 with respect to such Claim.

            10.4 Duration: The indemnities contained in this Agreement will continue in full force after the termination of this Agreement.

      11.   EVENTS OF LOSS

            11.1 (a) Pre-delivery: If an Event of Loss occurs with respect to the Aircraft prior to delivery of the Aircraft to, and the acceptance of the Aircraft by, Lessee on the Delivery Date, this Agreement will terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Section 16.8; and

            (b) Post-delivery: (i) If an Event of Loss with respect to the Aircraft occurs after delivery of the Aircraft to, and the acceptance of the Aircraft by, Lessee on the Delivery Date, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (1) 90 calendar days after the Event of Loss and
      (2) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

            (ii) If an Event of Loss with respect to an Engine occurs after delivery of the Aircraft to, and acceptance of the Aircraft by, Lessee on the Delivery Date, Lessee shall within 90 calendar days of such Event of Loss (and provided that Lessor has made available to Lessee any insurance proceeds received by Lessor in respect of such Engine which Lessor is then required to pay to Lessee hereunder) (A) replace such Engine with an engine of the same model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine (in each case, immediately prior to such Event of Loss) and is capable of operation on the Airframe and with the other Engines thereon, (B) convey or cause to be conveyed to Lessor title to such engine free from Security Interests and on installation on the Aircraft, such engine will without further act be subject to this Agreement and any Mortgage, (C) furnish Lessor with evidence of Lessor's title with respect of such replacement engine in form and substance satisfactory to Lessor and (D) take such other actions and provide such other documents as Lessor reasonably requests in order that title to such replacement engine is duly and properly vested in Lessor, leased hereunder and subject to any Mortgage. For all purposes hereof, each such replacement engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft to the same extent as was the Engine replaced thereby. If a proposed replacement engine under this clause (ii) satisfies all the requirements of the preceding sentence other that the requirement that the replacement engine have substantially similar hours available until the next scheduled overhaul, such proposed replacement engine will be deemed to satisfy such requirement if Lessee pays to Lessor Maintenance Reserves in an amount equal to the product of (i) $85, and (ii) the excess of such hours available for the Engine subject to such Event of Loss (immediately prior to such Event of Loss) over such hours available for the proposed replacement engine. If a replacement engine under this clause (ii) shall have more scheduled hours available until the next scheduled overhaul than the Engine subject to the Event of Loss, Lessor shall pay to Lessee Maintenance Reserves, to the extent available, in an amount equal to the product of (i) $85 and (ii) the excess of such hours available for the replacement engine over such hours available for the Engine subject to such Event of Loss. If the Flight Hour to Cycle ratio for the proposed replacement engine has averaged below 1.8:1 since the last scheduled check the Maintenance Reserves shall be increased by an amount equal to the product of (i) $55, and (ii) C-(F/1.8), where C equals the number of cycles since the last scheduled check and F equals the number of Flight Hours since the last scheduled check.

            For the avoidance of doubt, the risk of loss of, or damage to, the Aircraft shall be assumed by Lessee upon the delivery of the Aircraft to Lessee on the Delivery Date.

            11.2 Requisition: During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

            (a) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

            (b) so long as no Default has occurred and is continuing, Lessee will be entitled to any rent paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will promptly apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

      12.   RETURN OF AIRCRAFT

            12.1 Return: On the termination of the leasing of the Aircraft under this Agreement Lessee will, unless an Event of Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location, in a condition complying with Schedule 3 and no later than 5 days after the completion of a scheduled check (C-Check), free and clear of all Security Interests and Permitted Liens (other than Lessor Liens) and thereupon, upon request of Lessor, cause this Agreement to be terminated for FAA purposes.

            12.2 Final Inspection: Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:

            (a) inspect the Aircraft Documents;

            (b) inspect the Aircraft and uninstalled Parts;

            (c) inspect the Engines, including without limitation (i) a boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) engine condition; and

            (d) carry out a 2 hour Acceptance Flight (as described in the Airbus Customer Acceptance Manual) with up to three Lessor appointed representatives on board as observers.

            12.3 Non-compliance: To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's Option:

            (a) immediately rectify the non-compliance and to the extent the non-compliance extends beyond the termination of this Agreement, the Term will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified, provided that, so long as Lessee is not flying the Aircraft (other than to rectify the noncompliance or the ferry flight in accordance with Section 12.8 hereof), no additional rent is payable; or

            (b) redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

            12.4 Redelivery: Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export certificate of airworthiness for the Aircraft and required to deregister the Aircraft from the FAA.

            12.5 Acknowledgement: Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgment in the form of Schedule 7 hereto.

            12.6 Maintenance Program:

            (a) Prior to the termination of this Agreement and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

            (b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Airbus Maintenance Planning Document and all Engineering Orders in connection therewith.

            12.7 Fuel and Oil: The Aircraft shall be delivered to Lessee and redelivered to Lessor with a full tank of fuel and oil.

            12.8 Ferry Flight: In connection with any return of the Aircraft pursuant to this Section 12, Lessee will comply with any request made by Lessor to the effect that Lessee shall cause the Aircraft to be ferried to the Ferry Flight Location. All costs and expenses incurred in connection with such ferry flight (including, without limitation, fuel, oil, airport and landing fees, navigation fees, insurance and crew costs) shall be for the account of Lessee, provided that if Lessor selects a Ferry Flight Location outside of the continental United States of America, Lessor shall reimburse Lessee in an amount equal to the excess, if any, of the cost incurred ferrying the Aircraft to such Ferry Flight Location over $20,000. During the ferry flight and ending on delivery of the Aircraft to Lessor at the Ferry Flight Location, this Lease shall remain in full force and effect, except that (A) all return conditions shall be required to be complied with only on the date of return of the Aircraft at the Redelivery Location and (B) Lessee shall not be required to pay any additional rent in respect of such ferry flight.

      13.   DEFAULT

            13.l Event.: Each of the following events will constitute an Event of Default and a repudiation of this Agreement by Lessee and each such event shall continue to be an Event of Default so long as it shall not have been remedied:

            (a) Non-payment: Lessee fails to make any payment under this Agreement within 5 days after the due date thereof; or

            (b) Insurance: Lessee fails to comply with any provision of Section 9 or any insurance required to be maintained under this Agreement is canceled or terminated or notice of cancellation is given in respect of any such insurance and, in the case of notice of cancellation, the same is not replaced or renewed prior to such cancellation; or

            (c) Breach: Lessee fails to comply with any other provision of this Agreement in any material respect and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for is days after notice from Lessor to Lessee; or

            (d) Representation: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated, and in the case of any representation or warranty in any such document or certificate or statement, such incorrectness has a material adverse effect on Lessee's ability to satisfy any of its obligations under this Agreement; or

            (e) Cross Default:

                  (i) If:

                        (A) any Financial Indebtedness of Lessee or any of its
                  Subsidiaries is not paid when due;

                        (B) any such Financial Indebtedness becomes due or
                  capable of being declared due prior to the date when it would otherwise have become due;

                        (C) the security for any such Financial Indebtedness
                  becomes enforceable; or

                        (D) any event of default or termination event, howsoever
                  described, occurs under any lease, hire purchase, conditional sale or credit sale agreement of Lessee or any of its Subsidiaries that contemplates a lease, hire or sale or property having a fair market value in excess of [***]; and

                  (ii) in addition to the occurrence and continuance of any
            event described in clause (A), (B), (C) or (D) of Section 13.1(e)
            (i) above, a Payment Default or a Default under Section 13.1(c) (without giving effect to the grace period therein) in respect of any covenant or agreement set forth in any of Sections 8.3 through 8.19, hereof shall have occurred and be continuing.

            (f) Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation):

                  (i) any authorization required by Lessee to obtain and
            transfer freely Dollars (or any other relevant currency) out of any relevant country; or

                  (ii) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

                  (iii) the registration of the Aircraft;

                  (iv) the AOC or operating license of Lessee; and

                  (v) any other airline license or air transport license;

      is modified or is withheld, or is revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and, except in the case of clause (iii) or (iv), such modification, withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal has a material adverse effect on Lessee's ability to satisfy any of its obligations under this Agreement; provided that the above provisions of this paragraph (f) shall not apply where the certificate of airworthiness for all Airbus A320 aircraft is suspended or revoked by the FAA; or

            (g) Insolvent:

                  (i) Lessee or any of its Subsidiaries is, or is deemed for the purposes of any Law to be, unable to pay its debts as they fall due or to be insolvent, or admits its inability to pay its debts as they fall due; or

                  (ii) Lessee or any of its Subsidiaries suspends making
            payments on all of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

            (h) Liquidation and Similar Proceedings: Lessee or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (i) Receiver: A proceeding or case shall be commenced, without the application or consent of the Lessee or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i} its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Lessee or such Subsidiary, as the case may be, or of all or any substantial part of its property, or
      (iii) similar relief in respect of Lessee or such Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Lessee or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

            (j) Other Jurisdiction: there occurs in relation to Lessee or any of its Subsidiaries any event anywhere (other than the United States) which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in Section 13.1(g), (h) or (i); or

            (k) Unlawful: it becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable; or

            (1) Suspension of Business: Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

            (m) Disposal: Lessee or any of its Subsidiaries disposes or threatens to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, other than for the purpose of a reconstruction or amalgamation the terms of which have received the previous consent in writing of Lessor; or

            (n) Rights: the existence, validity, enforceability or priority of the rights of Lessor as owner and as lessor in respect of the Aircraft or the rights of a Financing Party as mortgagee, assignee of this Agreement under the

      Security Assignment are challenged by Lessee or any other person lawfully claiming by or through Lessee; or

            (o) Change of Ownership: any single person, or group of persons acquire control of Lessee without the previous consent in writing of Lessor (which consent shall not be unreasonably withheld; it being agreed that any failure of Lessor to so consent due to Lessor's reasonable belief that such acquisition will have an adverse effect on the credit quality of Lessee shall be deemed reasonable); provided that the "public offering" of any securities of Lessee shall not constitute an Event of Default if, after giving effect to such "public offering", the ratio of the aggregate Financial Indebtedness of Lessee and its Subsidiaries to the Net Worth of the Lessee shall exceed 3:1; or

            (p) Delivery: Lessee fails to accept delivery of the Aircraft when validly tendered pursuant to this Agreement by Lessor; or

            (q) Letter of Credit:

                  (i) the issuer of any Letter of Credit fails to make any
            payment under such Letter of Credit when due; or

                  (ii) any Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or

                  (iii) any of the events listed in sub-clauses 13.1(g), (h),
            (i) or (j) apply to any issuer of a Letter of Credit (references in those sub-clauses to Lessee being deemed to be to such issuer); or

                  (iv) where applicable, any Letter of Credit is not renewed within the time required by Section 5.12(b);

      provided that, in the case of any event described in clauses (i), (ii) or
      (iii) above, such event shall not constitute an Event of Default until the next Business Day after the occurrence of such event (and only if such event has not been remedied by such next Business Day).

            Notwithstanding the foregoing, Lessor agrees that any event described in any of clauses (g), (h), (i), (j) or (1) of this Section 13.1 above with respect to a Subsidiary of the Lessee only shall be deemed not to constitute an Event of Default hereunder unless such event (i) has a material adverse effect on Lessee's ability to satisfy any of its obligations under this Agreement or (ii) has a material adverse effect on the financial condition of Lessee.

            Following the occurrence of a Default described in Section 13.1(k) hereof, Lessor shall consult in good faith with

Lessee as to any steps which may be taken to restructure the transaction to avoid such unlawfulness. If Lessor or Lessee have not reached an agreement to restructure the transaction within 30 days of the occurrence of such Default, such Default shall mature into an Event of Default and Lessor then shall be entitled to exercise remedies pursuant to this Section 13.

            13.2 Rights: Upon the occurrence of an Event of Default under the provisions of Section 13.1(g), (h) or (i) with respect to Lessee, this Agreement and all Lessee's rights hereunder and in and to the Aircraft shall automatically terminate, whereupon Lessee's right to possess and use the Aircraft shall immediately cease. Upon the occurrence of any other Event of Default, and at any time thereafter so long as the same shall be continuing, Lessor, may, at its option, declare this Lease to be in default. At any time after automatic termination of this Lease or after declaration by Lessor that this Lease is in default, Lessor may, in addition to any other remedies provided by applicable law (and without prejudice to any of its other rights under this Agreement), exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

            (a) accept such repudiation and by notice to Lessee and with immediate effect terminate the letting of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement) whereupon all rights of Lessee under this Agreement shall cease; and/or

            (b) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

            (c) either:

                  (i) take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at such location as Lessor may require, and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

                  (ii) by serving notice require Lessee to redeliver the
            Aircraft to Lessor at the airport designated by Lessor..

            13.3 Deregistration: If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft as if. this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) dereg-istration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing. Lessor agrees not to use the Power of Attorney for any purpose unless an Event of Default shall have occurred and be continuing.

            13.4 Default Payments: If:

            (a) an Event of Default occurs or a Default is continuing beyond the end of Term; or

            (b) the Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery (unless such failure is due to the willful misconduct or negligence of Lessor);

Lessee will indemnify Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:

            (a) any loss of profit suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as this Agreement; and

            (b) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement, including without limitation, if Lessor or Beneficiary had made, prior to the scheduled redelivery of the Aircraft, binding arrangements for the release or sale of the Aircraft upon or after the scheduled redelivery of the Aircraft, any loss (including loss of profit), damage, expense, cost or liability (a "Subsequent Arrangement Loss") which Lessor or Beneficiary may sustain or incur directly arising out of any delay or termination of, or any default under, such arrangements directly or indirectly as a result of any such failure of Lessee to redeliver the Aircraft on the date, at the place or in the condition required by this Agreement; provided that Lessee will not be required to indemnify Lessor for any Subsequent Arrangement Loss resulting from the failure of Lessee to redeliver the Aircraft in the condition required by this Agreement if the Aircraft is in the condition required by this Agreement no later than seven days after the end of the Term.

      14.   ASSIGNMENT

            14.1 Lessee will not assign, or create or permit to exist any Security Interest over, any of its rights under this Agreement.

            (b) Lessee shall not consolidate with or merge into any other corporation or other Person, and the Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets, whether in one or a series of related transactions, unless,
      (i) no Default shall have occurred and be continuing, and (ii) the Lessor shall have provided its prior written consent to such merger, conveyance, transfer, lease or other disposition and the Person formed by or surviving such consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition all or a material portion of such property and other assets or stock (the "Successor Entity")

                  (i) shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;

                  (ii) immediately after giving effect to such transaction,
            shall succeed as Lessee hereunder and shall have acquired or succeeded to all or substantially all of the property and other assets (including, without limitation, all or substantially all of the Lessee's property and other assets) as an entirety;

                  (iii) shall deliver to the Lessor, the Beneficiary and the
            Financing Parties (A) an assignment agreement duly authorized and executed by Lessee and the Successor Entity in form and substance satisfactory to the Lessor, such agreement being the legal, valid, binding and enforceable obligation of Successor Entity pursuant to which the Successor Entity agrees to perform each covenant, obligation, duty and condition of the Lessee under this Agreement, and (B) such other agreements or certificates as the Lessor may deem to be necessary or desirable, and (C) one or more legal opinions addressed to the Lessor, the Beneficiary and the Financing Parties of legal counsel or counsel(s) reasonably acceptable to each of the Lessor, the. Beneficiary and the Financing Parties, opining to such matters as the Lessor, the Beneficiary and the Financing Parties may require in their absolute discretion; and

                  (iv) shall make any and all recordations and filings with any
            Government Entity as the Lessor, the

            Beneficiary or the Financing Parties may deem to be necessary or advisable;

      ; provided nothing in this Section 14.1 shall be construed to prohibit the "initial public offering" of securities of Lessee.

            14.2 (a) At any time during the Term, Lessor may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft; provided, however, that, the Lessor shall provide notice to Lessee of such proposed sale, assignment or transfer no later than 7 calendar days prior to the proposed date of such sale, transfer or assignment.

            (b) Notwithstanding any sale, assignment or transfer by Lessor, the original Lessor (the "Original Lessor") together with its successors and assigns will remain entitled to the benefit of each indemnity under this Agreement to the extent relating to events prior to such transfer. At Lessor's cost, Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such sale, assignment or transfer.

            (c) If the Original Lessor sells, assigns or transfers its interest in the Aircraft or this Lease to a person (together with any "Lessor" hereunder from time to time other than the Original Lessor, the "New Lessor"), during the period from the Delivery Date through the forth anniversary of the Delivery Date, the New Lessor shall be entitled to no greater indemnification for any loss, cost, expense and Tax incurred during such period only under Sections 5.5, 5.6 or 10 hereof than Original Lessor would have been entitled had such sale, assignment or transfer not occurred. For the avoidance of doubt, the limitation on indemnity set forth in the preceding sentence shall not be applicable after the fourth anniversary of the Delivery Date.

            (d) Lessor shall pay all costs and expenses of Lessee (including reasonable legal fees and expenses) in connection with any sale, assignment or transfer by Lessor under this Section 14.2 other than a sale, assignment or transfer to Lessee.

            14.3 If Lessor desires to effect a sale, assignment or transfer of its rights and obligations under this Agreement, (i) Lessee agrees to cooperate and take all such steps, at the expense of Lessor, as Lessor may reasonably request to give the transferee the benefit of this Agreement, (ii) Lessor will procure from the transferee and provide to Lessee a quiet enjoyment letter in the form of Schedule B hereto and (iii) Lessor will transfer the Deposit, if any, the Letter of Credit and all Maintenance Reserves to the transferee.

      15.   ILLEGALITY

            15.1 If it is or becomes unlawful (other than as an immediate consequence of a sale, assignment or transfer by Lessor pursuant to Section 14.2 hereof) in any jurisdiction for Lessor to give effect to any of its obligations as contemplated by this Agreement or to continue this Agreement Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

      16.   MISCELLANEOUS

            16.1 Waivers, Remedies Cumulative: The rights of Lessor under this
Agreement:

                  (i) may be exercised as often as necessary;

                  (ii) are cumulative and not exclusive of its rights under any law; and

                  (iii) may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

            16.2 Delegation: Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

            16.3 Certificates: Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

            16.4 Appropriation: If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine.

            16.5 Set-off: Lessor may set off any matured obligation owed by Lessee under this Agreement or under any other agreement between Lessor or Beneficiary and Lessee against any obligation (whether or not matured) owed by Lessor to Lessee.

regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available at its option in London New York for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement or under any other agreement between Lessor or Beneficiary and Lessee remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing. At any time a Payment Default or Event of Default shall have occurred and be continuing, Lessor may set off any obligation of Lessor to make any payment in respect of Maintenance Reserves pursuant to Section 7.2 to any obligation of the Lessee hereunder as the Lessor may determine. To the extent that, in accordance with the preceding sentence, any obligation in respect of Maintenance Reserves is set off against any obligation of the Lessee owing to Lessor, Lessee shall, following a demand in writing from Lessor, pay such additional amount. to Lessor so as to restore the relevant Maintenance Reserve to the level at which it stood immediately prior to such set-off.

            16.6 Severability: If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

            (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

            (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

            16.7 Remedy: If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

            16.8 Expenses: Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement, each party hereto agrees to pay its own costs and expenses (including legal, professional, and out-of-pocket expenses) incurred or payable by such party in connection with the negotiation, preparation, and execution of this Agreement and all such expenses related to any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this

Agreement; provided that (i) if the Aircraft is not delivered pursuant to this Agreement because of a Default or Event of Default by the Lessee or the failure of the Lessee to satisfy any condition precedent set forth in Section 3 hereof (other than the valid registration of the Aircraft under the laws of the United States), then Lessee shall pay all such costs and expenses of itself, the Lessor and the Beneficiary and (ii) if the Aircraft is not delivered pursuant to this Agreement because of a default of the Lessor or the failure of the Lessor to deliver and lease the Aircraft to Lessee after satisfaction of all of the conditions precedent set forth in Section 3 hereof, then Lessor shall pay all such costs and expenses of itself, the Lessee and the Beneficiary. The prevailing party in any action or proceeding between Lessor and Lessee to enforce the terms of this Lease shall be entitled to recover from the other party all its costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding.

All expenses payable pursuant to this Section 16.8 will be paid in the currency in which they are incurred by Lessor or, if applicable, by Lessee or Beneficiary.

            16.9 Time of Essence: The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's and Lessor's other obligations under this Agreement will be of the essence of this Agreement.

            16.10 Notices: All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter, telex, facsimile or SITA. Any such notice is deemed effectively to be given as follows:

                  (i) if by letter, when delivered;

                  (ii) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

                  (iii) if by facsimile or SITA, when transmitted and full
            transmission has been separately notified by telephone by the transmitting party.

The address, facsimile and telephone number's of Lessee, Lessee's counsel, Lessor and the Beneficiary are as follows (or as any such Person may otherwise notify each other such Persons)

Lessee:            Address:          Midway Airlines Corporation
                                     5713 South Central Avenue
                                     Chicago, IL 60638
                   Attn:             President
                   Facsimile:        (312) 838-2069
                   Telephone:        (312) 838-8100
                    (with a copy to Lessee's counsel)

Lessee's
counsel:           Address:          Jonathan Waller
                                     Rosenberg & Liebentritt, PoC.
                                     Two North Riverside Plaza
                                     Chicago, Illinois  60606
                   Facsimile:        (312) 454-0335
                   Telephone:        (312) 466-3456

Lessor:            Address:          c/o Wilmington Trust Company
                                     Rodney Square North,
                                     1100 N. Market Street,
                                     Wilmington,
                                     DE 19890
                   Attn:             Corporate Trust Department
                   Facsimile:        (302) 651 8882
                   Telephone:        (302) 651 1000
                      (with a copy to Beneficiary)

Beneficiary:       Address:          c/o Kawasaki Enterprises Inc.
                                     Shuwa Shiba Park Building
                                     2-4-1, Shibakoen, Minato-Ku
                                     Tokyo 105
                                     Japan
                   Attn:             Mr. Tadao Tsukiyama
                   Facsimile:        (81) (3) 3578 6089
                   Telephone:        (81) (3) 3578 6015

            16.11 Law and Jurisdiction:

            (a) This Agreement is governed by the Governing Law;

            (b) Each of Lessee and Lessor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby;

            (c) Each of Lessee and Lessor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought consis-tent with clause (b) above, and. any claim that any such proceeding has been brought in an inconvenient forum;

            (d) Nothing in this Section limits the right of Lessor to bring proceedings against Lessee in connection with this Agreement:

                  (i) in any other court of competent jurisdiction; or

                  (ii) concurrently in more than one jurisdiction;

            (e) Each of Lessee and Lessor irrevocably and unconditionally:

                  (i) agrees that if Lessee or Lessor, as the case may be,
            brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and

                  (ii) waives any such right of immunity which it or its assets now has or may in the future acquire;

            16.l2 Sole and Entire Agreement: This Agreement and any related side-letters are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

            16.13 Indemnities: All rights expressed to be granted to each Indemnitee under this Agreement are given to Lessor on behalf of that Indemnitee.

            16.14 Counterparts: This Agreement may be executed in counterparts each of which will constitute one and the same document.

            16.15 Language: All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English.

            16.16 No Brokers: Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, suit, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents Each of Lessee and Lessor hereby represents and warranties to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any employee of Lessor or Lessee or to any person or entity in the United States of America or elsewhere, except to Excluded Persons, as defined below. For the purposes hereof, the term "Excluded Persons" shall mean (x) in the case of Lessor, any of its officers, directors, employees, attorneys or other professional advisors, wherever located; and (y) in the case of Lessee, any of its officers, directors, employees, attorneys or other professional advisors, wherever located.

            16.17 Training: On and after the date hereof Lessor shall cause AVSA S.A.R.L. to provide Lessee with certain training, support services and field assistance. The value of training services is equivalent to approximately
[***] and the value of the field assistance is equivalent to approximately [***]. Lessor hereby assigns to Lessee, such assignment to be effective as of the date hereof unless Lessee notifies Lessor prior to such date that it will not be taking delivery of the Aircraft in accordance with this Agreement, the training, support services and field assistance available under Sections 15 and 16 of the Purchase Agreement between the Beneficiary and AVSA S.A.R.L. dated September 28, 1990 (as amended from time to time) pursuant to which the Beneficiary purchased the Aircraft. Provided that Lessor has fully complied with its obligations under the Purchase Agreement, Lessor shall not have any liability or responsibility for the adequacy of such training, support services or technical data and documents or for Manufacturer's performance or nonperformance in respect thereof, all of which is, as to Lessor, without recourse, representation or warranty, express or implied. Lessee hereby agrees to be bound by all the provisions of such Sections of the Purchase Agreement applicable to the operator of the Aircraft.

            16.18 Confidentiality: Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, no party hereto will itself use or intentionally disclose, directly or indirectly, this Agreement or any information herein, and will use all reasonable efforts to have all such information kept confidential; provided that (a) any such party may use, retain and disclose any such information to its special counsel, professional advisors and public accountants and any governmental agency or instrumentality or other supervisory or regulatory body requesting or requiring such disclosure, (b) any such party may use, retain and disclose any such information that has been publicly disclosed (other than by such party in breach of this Section 16.18), (c) to the extent that any party may have received a subpoena or other written demand under color of legal right for such information or otherwise is required to do so under any applicable law, such party may disclose such information, (d) any party may disclose any such information to any transferee or prospective transferee of shares of or interests in such party or an affiliate thereof or the Aircraft, (e) the Lessor may disclose any such information to any Financing Party and (f) either party may disclose the existence of this Agreement and the names of the parties hereto.

      17.   DISCLAIMERS AND WAIVERS

            17.1 Exclusion: THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

            (a) THE AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

            (b) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED; OR

            (c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

            17.2 Waiver: LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER SECTION 2.4.

            17.3 Confirmation: LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

            17.4 Concerning the Lessor: The parties hereto agree that all of the statements, representations, covenants and agreements made by the Lessor contained in this Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate (as defined in the Trust Agreement) and establishing the existence of rights and remedies which can be exercised and enforced against the Trustee Estate. Therefore, anything contained in this Agreement to the contrary notwithstanding (except for any express provisions that the Trust Company is responsible for or is acting in or making representations or agreements in its individual capacity) no recourse shall be had with respect to this Agreement against the Trust Company in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or con-trolling person or persons of any of them; provided, however, that this Section 17.4 shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 17.4 shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement of rights and remedies against the Trustee Estate. The foregoing provisions of this
Section 17.4 shall survive the termination of this Agreement.

            IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.



                                       MIDWAY AIRLINES CORPORATION



                                       By /s/ Brian Olds
                                          --------------------------------------
                                          Name: Brian Olds
                                          Title: Executive Vice President


                                       WILMINGTON TRUST COMPANY, not
                                         in its individual capacity,
                                         but solely as Trustee



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

            IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.

                                       MIDWAY AIRLINES CORPORATION



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       WILMINGTON TRUST COMPANY, not
                                         in its individual capacity,
                                         but solely as Trustee



                                       By /s/ Emmett R. Harmon
                                          --------------------------------------
                                          Name:  Emmett R. Harmon
                                          Title: Vice President

                                   SCHEDULE 1

                                     PART 1

                             DESCRIPTION OF AIRCRAFT

AIRCRAFT

MANUFACTURER:       AIRBUS

MODEL:              A320-231

SERIAL NUMBER:      373

ENGINES

ENGINE TYPE:        IAE V2500-A1

SERIAL NOS:         V0266 and V0267

                                     PART 2

            Description              Medium            Quantity

            AMM                         F                  3
            ASM                         F                  3
            AWM                         F                  3
            AWL                         F                  3
            IPC                         F                  3
            MPD                        P2                  1
            TSM                        P2                  3
            NTM                        P2                  1
            SRM                         F                  2
                                       P2                  1

            F=16mm Cartridge
            P2=Printed Both Sides

            Any modifications made to Aircraft prior to the Delivery Date shall be incorporated into the technical manuals at no cost to Lessee.

                                   SCHEDULE 2

                            CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered, on the date set out below by Midway Airways Corporation ("Lessee"), to Wilmington Trust Company, as Trustee ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of May 24, 1994 between Lessor and Lessee (as so amended and restated, the "Agreement"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.    DETAILS OF ACCEPTANCE

       Lessee hereby confirms to Lessor that Lessee has at o'clock on this [ ] day of [ ], 1995, at [ ), accepted the following, in accordance with the provisions of the Agreement:

(a)   Airbus Model A320-231 airframe, Manufacturer's Serial No. [Serial No.];

(b)   IAE V2500-Al Engines:

      Engine Number                 Manufacturer's Serial No.

      1                                       ; and

      2                                       ;

(c)   Fuel Status:  Kilos [                  ]; and

(d) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto.

2.    CONFIRMATION

      Lessee confirms to Lessor that as at the time indicated above, being the Delivery Date:

(a) the representations and warranties contained in Section 2 are hereby repeated;

(b)   the Aircraft is insured as required by the Agreement;

(c) Lessee Confirms that there have been affixed to the Aircraft and the Engines the fireproof notices required by the Agreement; and

(d) Lessee's authorized technical experts have inspected the Aircraft to ensure the Aircraft conforms to Lessee's requirements. The Aircraft is in accordance with the specifications of the Agreement and satisfactory in all respects. Lessee confirmed that there is no defect in the Aircraft and the Aircraft is operational and serviceable

3. IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

                                           MIDWAY AIRLINES CORPORATION



                                           By
                                             -----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE 3

                        OPERATING CONDITION AT REDELIVERY

Upon the termination of the Lease in accordance with the terms thereof 1 the Aircraft, subject to fair wear and tear generally, will be in the condition set out below:

1.    GENERAL CONDITION

      The Aircraft will:

(a)   be clean by airline standards;

(b) have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is normally installed in the Aircraft, and be in a condition suitable for immediate operation in commercial service;

(c) have in existence a valid certificate of airworthiness (or if required by Lessor, a valid export certificate of airworthiness) with respect to the Aircraft issued by the FAA;

(d) comply with the original specifications at delivery as specified in Schedules 1 and 9 save as otherwise expressly provided in this Agreement;

(e) have undergone, no more than 5 days prior to redelivery, a C-Check as defined in the aircraft manufacturer's Maintenance Planning Document and the currently approved Lessee's Maintenance Schedule so that all airframe inspections falling due within the period to the next C-Check cycle according to the current maintenance policy have been accomplished;

(f) have had accomplished all outstanding airworthiness directives and similar requirements affecting that model of Aircraft issued by the FAA (i) prior to the commencement of the Term and having a compliance date no earlier than 91 days after the commencement of the Term and no later than 90 days after the end of the Term or (ii) during the Term and having a compliance date no later than 90 days after the end of the Term, in accordance with the terms hereof;

(g) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessee that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor;

(h)   the Aircraft shall be painted white;

(i)   have all signs and decals clean, secure and legible; and

(j) at the request of Lessor, remove any Equipment Change and restore the Aircraft to its condition prior to such Equipment Change.

2.    COMPONENTS

(a) Each life limited component (other than the APU) shall have not less than 33.3% of the currently approved life remaining to the next scheduled removal, in accordance with the Agreed Maintenance Program;

(b) Each calendar-limited component will have not less than 12 months life remaining to the next scheduled removal in accordance with the Agreed Maintenance Program;

(c) Each "on-condition" and "condition monitored" component will be serviceable; and

(d) The installed components as a group will have an average of total flight time since new of not more than that of the Airframe.

3.    ENGINES

      Each Engine will be installed on the Aircraft and if not the engines installed on the Delivery Date will be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor and will:

(a) have not less than 25% of the currently approved life remaining on any life limited part or one year remaining before any time controlled maintenance event is due that will require engine removal or not more than 3000 Flight Hours since last hot section inspection. The expected life remaining will be determined by the inspection and checks accomplished in accordance with this Agreement;

(b) have no defect which places less than 3,000 Flight Hours of remaining life pursuant to Manufacturer's or airworthiness requirements until overhaul;

(c) have demonstrated maximum thrust within specified limits for all parameters as per the Airbus A320 Aircraft Maintenance Manual Chapter 71-00-00 Test 14 current revision at the time of delivery;

(d) the internal condition of each engine shall be verified immediately prior to redelivery by carrying out a full borescope inspection with video record in accordance with the engine manufacturers recommendations and acceptance standards to the satisfaction of the Lessor's appointed technical representative; and

(e) be returned with a full set of certified (by Lessee or its agents) records covering every shop visit of the engines and

      APU during the term of the Lease or Where a replacement engine is installed, a full set of certified (by Lessee or its agents) records for every shop visit since new or last major overhaul of each module.

4.    FUSELAGE, WINDOWS AND DOORS

(a) The fuselage will be free of damage that exceeds the Airbus A320 Structural Repair Manual definition as "Negligible", all repairs will be designated by the manufacturer as permanent and all loose, pulled or missing fasteners shall be replaced in accordance with accepted procedures;

(b) Windows will be free of delamination, blemishes, crazing and will be properly sealed; and

(c) Doors will be free moving, correctly rigged and be fitted with serviceable seals.

5.    WINGS AND EMPENNAGE

(a) The wings and empennage will be free of damage that exceeds the Airbus A320 Structural Repair Manual definition as "Negligible", all repairs will be designated by the manufacturer as permanent and all loose, pulled or missing fasteners shall be replaced in accordance with accepted procedures;

(b)   Control surfaces will be waxed and polished;

(c)   Unpainted cowlings and fairings will be polished; and

(d)   Wings will be free of fuel leaks.

6.    INTERIOR

(a) Ceilings, sidewalls and bulkhead panels will be clean and free of cracks and stains.

(b) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations;

(c)   Seats will be serviceable, in good condition and repainted as necessary;
      and

(d) Emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life, whichever is less, remaining.

7.    COCKPIT

(a) Fairing panels shall be free 6f stains and cracks, will be clean secure and repainted as necessary;

(b)   Floor coverings will be clean and effectively sealed;

(c) Seatcovers will be in good condition, clean and free of stains and will conform to FAR fire resistance regulation;

(d) Seats will be serviceable, in good condition and will be repainted as necessary; and

(e) A copy of the A320 Aircraft Flight Manual, Weight & Balance Document, Flight Crew Operating Manuals Vols. 1 to 4 and Quick Reference Handbook to the current revision shall be on board.

8.    CARGO COMPARTMENTS

(a)   Panels will be in good condition;

(b)   Nets will be in good condition; and

(c) All spillage residue to be cleaned and the bilge areas free of contamination.

9.    LANDING GEAR

(a) The landing gear and wheel wells will be clean, free of leaks and repaired as necessary; and

(b)   All brakes to have a minimum of 50% life remaining.

10.   CORROSION

(a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program;

(b) The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention program will be in operation; and

(c)   Fuel tanks will be free from contamination and corrosion.

                                   SCHEDULE 4

                             INSURANCE REQUIREMENTS

            The Insurances required to be maintained are as follows:

            (a) HULL ALL RISKS of Loss or Damage while flying and on the ground with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $100,000, or such other amount agreed by Lessor from time to time;

            (b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by any Government other than the United States of America for the Agreed Value;

            (c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value minus a deductible not exceeding $10,000 or, in the case of engine test and running risks, not exceeding $200,000;

            (d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage (or, in the case of personal injury, $25,000,000) for the time being any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets;

            (e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

                  (i) name Lessor, Beneficiary, Trust Company, the Financing
            Parties, their respective successors and assigns as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                  (ii) provide that Lessor (or, if Lessor shall have assigned to the Financing Parties all of its interests in and to the Insurances pursuant to any security agreement (for purposes of this Schedule 4 only "a Security Agreement") entered into between Lessor and the Financing Parties with respect to finance funds provided by the Financing Parties, the Financing Parties) shall be named as the sole loss payee;

                  (iii) include a notice and/or acknowledgement of assignment relating to any assignment of Lessor's interest in the Insurances to any Financing Party (in a form acceptable to Lessor);

                  (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language); and

                  (v) provide that the insurers are not entitled to replace the
            Aircraft in the event of an insured Event of Loss.

            (f) All required liability insurances (specified above) will:

                  (i) include Lessor (in its individual capacity and as
            Trustee), Beneficiary, Trust Company and any Financing Party and their respective successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                  (ii) include a "Severability of Interest" clause which
            provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;

                  (iii) contain a provision confirming that the policy is
            primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, any Financing Party or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

            (g) All Insurances will:

                  (i) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

                  (ii) provide cover denominated in Dollars and any other
            currencies which Lessor may reasonably require in relation to liability insurance;

                  (iii) operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;

                  (iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Lessor for the benefit of the Beneficiary and, if a Security Agreement has been entered into between Lessor and any Financing Party, that the Insurances are subject to such security assignment in favor of such Financing Party;

                  (v) provide that, in relation to the interests of each of the additional assureds the Insurances will not be invalidated by any act or omission (including misrepresentation and non-disclosure) by Lessee, or any other person or party which results in a breach of any term, condition or warranty of the Insurances, provided that the respective additional assured so protected has not caused, contributed to or knowingly condoned said act or omission;

                  (vi) provide that the insurers will not exercise any right of subrogation against additional assured without the consent of such the respective additional assured (such consent not to be unreasonably withheld);

                  (vii) provide that the additional assureds will have no
            obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

                  (viii) provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least 30 days after written notice of any cancellation, change, event of non-payment of premium. or installment thereof has been sent to Lessor, Beneficiary and any Financing Party, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

                  (ix) if reinsurance is a requirement of this Agreement such reinsurance will (i) be on the same terms as the original insurances and will include the provisions of this Schedule, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contain a "cut-through" clause in the following form (or otherwise, satisfactory to Lessor): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of May 24, 1995 and made between Wilmington Trust Company as Trustee and Midway Airlines Corporation such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any law of the United States of America; and

                  (x) provide that Lessor, Beneficiary, the Financing Parties or any insured party may initiate a claim under any policy in the event of the refusal or failure of Lessee to do so.

                                   SCHEDULE 4B

                         Broker's Letter of undertaking

To:  Wilmington Trust Company
     Kawasaki Leasing International Inc.

                                                            ______________, 1995

Dear Sirs:

We confirm that insurance is in effect on and in respect of the Airbus A320-231 aircraft bearing Serial Number 373 and Registration Number N373KA for the period and the risks as set out in our Certificate of Insurance numbered ___________ and dated _________.

In connection with the insurance covered by this letter we hereby undertake to hold the benefit of the insurance thereunder to the extent available, to your order.

We further undertake:

1. To pass on to you any notice of cancellation (including for non-payment of premium) or material change in coverage or any notice of any act or omission of which insurers are aware that might void the policy or make the policy invalid or unenforceable in whole or in part as soon as practicable after receipt of the same from insurers in accordance with their agreement as evidenced in our certificate.

2. To advise you as soon as practicable if we cease to be insurance brokers or if we have not received renewal instructions 15 days prior to renewal date of the insurances, and in the event of our receiving instructions to renew to advise you promptly of the relevant retails thereof.

3. To pay the Loss Payee without any set-off or deduction of any kind for any reason any and all proceeds from the Hull, Hull War or Spares Insurance.

The above undertakings are given:

(a) subject to our lien, if any, on the policies referred to in our certificate for premiums due under such policies.

(b) subject to our continuing appointment for the time being as insurance brokers to Midway Airlines Corporation.

Yours faithfully,

------------------------
[Insurance Broker]

                                   SCHEDULE 5

                  [Letterhead of Rosenberg & Liebentritt, P.C.]


                                  May 19, 1995

Wilmington Trust Company,
as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

      Re: Aircraft Lease Agreement dated as of __________________ (the "Lease") between Wilmington Trust Company, as Owner Trustee ("Lessor") and Midway Airlines Corporation ("Lessee") for One Airbus Industrie A320-231 Aircraft Manufacturer's Serial Number ___ (the "Aircraft")

      We have acted as counsel to Midway-Airlines Corporation, a Delaware corporation, in connection with the Lease.

      In arriving at the opinions expressed below,

      (a) we have examined and relied on originals or copies certified or otherwise identified to our satisfaction, of the Lease;

      (b) we have examined such corporate documents and records of the Lessee and such other instruments and certificates of public officials, officers and representatives of the Lessee and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

      (c) terms which are capitalized. but not defined herein, shall have the meaning given such terms in the Lease.

      The opinions hereinafter expressed are also subject to the following qualifications:

      A. We have assumed, without investigation, that the parties (other than the Lessee) to the Lease, or any document or oral agreement relating thereto are not subject to any statute, rule, or regulations, or to any impediment to which contracting parties

May 19, 1995
Page 2


are generally not subject, which requires the Lessee to obtain the consent of or to make a declaration or filing with any Government Entity.

      B. The validity, binding effect and enforceability of the Lease (or any portion of such documents) and the rights and remedies of the parties thereunder are subject to, and limited by, the following: (a) the effect of the federal and state bankruptcy laws, (the "Bankruptcy Code"), insolvency, reorganization, receivership, moratorium, and other similar laws; (b) principles of equity and the doctrine of commercial reasonableness (and we express no opinion as to the availability of any equitable remedies); (c) the power of federal and state courts to refuse to enforce (or to stay enforcement of) any provision of the Lease which purports to: (i) establish evidentiary standards, (ii) waive the right of the Lessee to due notice and hearing, (iii) waive the right of the Lessee to assert defenses available to the Lessee by statute, common law or in equity, (iv) declare the Lessee to be in default in the event of the institution of any proceeding in bankruptcy (whether voluntary or involuntary) pursuant to the Bankruptcy Code, (v) waive the right of personal service of process, or (vi) provide for self-help remedies.

      C. Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "known to us" or "we are not aware" or "to our knowledge" or words of similar input, it is intended to indicate that during the course of our representation of the Lessee, no information that would give us actual knowledge of the existence or absence of such facts has come to the attention of those persons in this firm who have rendered legal services in connection with the representation described above. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Lessee to meet its obligations under the Lease; (b) although we are not aware of any untruthfulness or inaccuracy, the truthfulness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished to any addressee of this letter by (or on behalf of) the Lessee in connection with the transactions evidenced by the Lease; or (c) although we are not aware of any untruthfulness or inaccuracy, the truthfulness or accuracy of any representations or warranties made by the Lessee in the Lease, which are not the subject of any of the opinions stated herein. We have also assumed, without investigation for the purpose of the opinions expressed herein, that no fraud exists with respect to any matters relevant to such opinions, but we have no reason to believe that any fraud exists.

      D. We understand that, with respect to matters relating to the registration of the Aircraft with the FAA, the filing and recordation of the Lease with the FAA, and other matters relating to filings or recordation of documents with the FAA in order to establish or perfect

May 19,1995
Page 3


Beneficiary's or Lessor's right, title and interest under the Lease or in any Aircraft, as against Lessee or any third party (including but not limited to trustees, custodians and other representatives or similar officials), you will be receiving and relying upon the opinion of Daugherty, Fowler & Peregrin, federal aviation counsel to Lessor. We render no opinion with respect to any such matters.

      E. The opinions set forth above are based upon and limited to the laws of the State of Illinois, and the Federal laws of the United States applicable therein, the Bankruptcy Code of 1978, as amended (11 U.S.C. ss.101 et seq.) and the general corporate law of the State of Delaware. We note that the Lease is stated to be governed by the laws of the State of New York and we are not familiar with those laws and render no opinion about them.

      F. This letter is limited to the matters expressly set forth herein; no statements or opinions may be inferred beyond such matters.

      G. The opinions set forth herein are based upon and limited to the law as is in effect on the date of this letter and our knowledge of the facts relevant to such opinions on the date of this letter. We assume no obligation to update the opinions set forth in this letter.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Lessee (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is incorporated for perpetual existence.

      2. The Lessee has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Lease. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any United States Government Entity in the State of Illinois or any other Person is required or reasonably desirable in connection with the Lessee's execution, delivery or performance, of or the validity or enforceability of the Lease as against the Lessee; or to protect the rights of Lessor in the Aircraft or the Lease other than the filing of UCC-1 Financing Statements with applicable Governmental Entities in the State of Illinois, the State of North Carolina or the State [ILLEGIBLE].

      3. The Lease has been duly executed and delivered on behalf of the Lessee and constitutes the legal, valid and binding obligation of The Lessee, enforceable against the Lessee in accordance with its terms.

May 19, 1995
Page 4


      4. The execution and delivery of the Lease, the performance by the Lessee of its obligations thereunder, the consummation of the transactions contemplated thereby by Lessee, the compliance by the Lessee with any of the provisions thereof, all as provided therein, (a) will not violate, or constitute a default under, any applicable law or, to the best of our knowledge, any contractual obligations of the Lessee and (b) will not result in, or require, the creation or imposition of any lien on any of its respective properties or revenues, except the security interests created pursuant to the Lease, if any.

      5. To our knowledge, no steps have been, or are being, taken to appoint a receiver, liquidator, trustee or similar officer over, or to wind up, Lessee, and to our knowledge there is no litigation or proceeding pending against Lessee which if adversely determined would have a material adverse effect on Lessee's ability to perform its obligations under the Lease.

      6. No consents, licenses, approvals and registrations (other than those which have been obtained, copies of which have been delivered to Lessor's counsel) are necessary desirable to be obtained from any United States Government Entity to enable Lessee to operate the Aircraft in the United States of America for the transport of farepaying passengers.

      7. Based solely on the undersigned's receipt of a certificate issued by the Department of Transportation under Section 401 of the Federal Aviation Act of the United States of America (the "Act"), which receipt is hereby acknowledged, the Lessee is an "air carrier" within the meaning of Section 101(3) of the Act and, to our knowledge, the Lessee is a "citizen of the United States" within the meaning of Section 101(16) of the Act.

      8. Lessor is entitled to the benefits of 11 U.S.C. ss.1110 with respect to the Aircraft subject to the Lease to the extent such Aircraft constitutes aircraft, aircraft engines, appliances or spare parts as defined in Section 101 of the Act.

      9. To our knowledge, the obligations of the Lessee rank at least equally and rateably (pari passu) in point of priority and security with all other unsecured obligations of Lessee.

      10. There is no applicable usury or similar law concerning the maximum amount of interest which may be charged under Illinois law which may restrict the recovery of payments made or to be made by Lessee under the Lease.

      11. This opinion has been rendered solely for your benefit in connection with the Lease, and the transactions contemplated thereby and may not be used circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that this opinion may be delivered to your accountants

May 19, 1995
Page 5


attorneys and other professional advisors and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

      This letter is for the benefit of the addressees and their counsel only, and is not to be reproduced or disclosed for the benefit of any other person or entity, except as required by law.

                                       Very truly yours,

                                       ROSENBERG & LIEBENTRITT, P.C.



                                       By:
                                          --------------------------------------
                                          Jonathan S. Waller, Vice President

                                   SCHEDULE 6

                      FORM OF IRREVOCABLE POWER OF ATTORNEY


This Power of Attorney is made on ___________ __, 1995 by [      ].

The undersigned, MIDWAY AIRLINES CORPORATION (the "Company") refers to the Aircraft Lease Agreement dated as of May 24, 1995 (the "Lease") between Wilmington Trust Company, as Trustee (the "Lessor") and the Company with respect to one Airbus A320-231 aircraft with manufacturer's serial number 373 (the "Aircraft")

In consideration of the sum of US$1 paid by the Lessor to the Company (the receipt and sufficiency of which is hereby acknowledged) and as security for the performance of the Company's obligations under the Lease, the Company hereby IRREVOCABLY AND UNCONDITIONALLY APPOINTS WILMINGTON TRUST COMPANY, AS TRUSTEE (the "Attorney"), its true and lawful attorney to execute and deliver any documents, instruments or certificates with such amendments thereto (if any) and to do and perform any acts or things (in each case, upon its behalf and in its name) which are required (i) to terminate the Lease, (ii) to deregister the Aircraft from the aircraft registry maintained by the Federal Aviation Authority and (iii) to export the aircraft from the United States of America upon the lawful termination of the Lease of the Aircraft.

AND generally to do any and all such acts and things and to execute under seal or hand (as appropriate) and deliver any and all documents under seal or under hand (as appropriate) as may be requested or required in connection with the matters referred to in the above paragraph.

AND the Company hereby undertakes from time to time and at all times to indemnify the Attorney against all costs, claims, expenses and liabilities howsoever incurred by the Attorney in connection herewith and further undertakes to ratify and confirm whatsoever the Attorney shall lawfully do or cause to be done in or by virtue of this Power of Attorney.

AND for the better doing performing and executing of the matters and things aforesaid the Company hereby further grants unto the Attorney full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for it as attorney or attorneys of the Company any or all the powers and authorities hereby conferred and to revoke any such appointment from time to time as the Attorney shall from time to time think fit.

This Power of Attorney shall not expire until May 24, 2001.

This Power of Attorney shall be governed by and construed in accordance with the laws of New York.

            IN WITNESS WHEREOF this Power of Attorney has been duly executed the day and year first above written.


                                       MIDWAY AIRLINES CORPORATION


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 7

                FORM OF CERTIFICATE OF REDELIVERY ACKNOWLEDGEMENT


This Certificate of Redelivery Acknowledgement is delivered, on the date set out below by Wilmington Trust Company, as Trustee ("Lessor"), to Midway Airlines Corporation ("Lessee"), pursuant to the Aircraft Lease Agreement dated as of May 24, 1995 between Lessor and Lessee (the "Agreement"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

DETAILS OF ACKNOWLEDGEMENT

Lessor hereby confirms to Lessee that, on this [ ] day of [ ] 199[ ], Lessee has redelivered the Aircraft to Lessor in accordance with the provisions of the Agreement and is satisfactory in all respects:

(a)   Airbus Model A320-230 1 airframe, Manufacturer's Serial No. (Serial No.);

(b)   IAE V2500-A1 Engines:-

      Engine Number                        Manufacturer's Serial No.

      1                                               ; and

      2                                               ;

(c)   Fuel Status:   Kilos [                         ].

IN WITNESS WHEREOF, Lessor has, by its duly authorized representative, executed this Certificate on ____________ __, ________.


                                       WILMINGTON TRUST COMPANY, not
                                         in its individual capacity
                                         but solely as Trustee


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 8

                         FORM OF QUIET ENJOYMENT LETTER


Midway Airlines Corporation
5713 S. Central Avenue
Chicago, IL 60638

Dear Sirs,

      Reference is made to the Aircraft Lease Agreement dated as of May 24, 1995 ("Lease") between Wilmington Trust Company, as Trustee ("Lessor") and Midway Airlines Corporation ("Lessee"). Capitalized terms herein not defined herein shall have the meanings attributed thereto in the Lease.

So long as no Event of Default shall have occurred and be continuing, we hereby agree not to interfere with the quite use, possession and enjoyment of the Aircraft by Lessee and agree to discharge without undue delay any Lessor Liens attributable to us which materially prejudices the quiet use, possession and enjoyment of the Aircraft by Lessee.


                                       Very truly yours,


                                       [LESSOR/FINANCING PARTY]


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 9

                                 SPECIFICATIONS


On the Delivery Date:

(a) the Aircraft shall be "as is" and shall have installed its full complement of engines and other equipment, parts and accessories;

(b) the Airframe shall have completed a Pre-service Maintenance Package that includes all flight time, cyclic and calendar time items from the current Airbus Maintenance Planning Document (MPD) and be approved by Airbus Industrie to be acceptable for 15 months or 6000 hours remaining to the next C Check;

(c) each engine will have demonstrated maximum thrust within specified limits for all parameters as per the Airbus A320 Aircraft Maintenance Manual Chapter 71-00-00 Test 14 current revision at the time of delivery.

(d) the components of the Aircraft shall have not less than twelve (12) calendar months or four thousand (4,000) hours/two thousand (2,000) cycles (as applicable) of time remaining to the next scheduled removal;

(e) the APU and Landing Gear shall have not less than fifty per cent (50%) life remaining to the next scheduled overhaul/removal;

(f) the aircraft shall be painted in the Lessee's external livery to drawings and written instructions provided by the Lessee at the Lessor's expense;

(g)   the Aircraft shall be in a 10F/l38Y seating configuration;

(h)   the Aircraft shall have installed galleys Gl and G5;

(i)   the Aircraft shall have installed toilets LA, LE and LD;

(j) the Aircraft shall have an MTOW of 75.5 M.T. subject to the availability of the Airbus Industrie Service Bulletin and the corresponding revision to the Aircraft Flight Manual, provided that Lessor shall be responsible for the cost of the upgrade to 75.5 M.T., but in no event shall Lessor's portion of the cost of such upgrade exceed $145,000;

(k) the Aircraft shall have in existence a valid and existing Standard Airworthiness Certificate with respect to the aircraft issued by the FAA;

(1)   the Aircraft shall be clean by airline standards;

(m) the Aircraft shall have no deferred items outstanding except as may be noted and agreed to by Lessee on the Acceptance Certificate;

(n) all Aircraft repairs shall be permanent and where possible flush type repairs and in any event be in accordance with the manufacturer's structural repair manual or as otherwise approved by the FAA;

(o) the Aircraft shall be airworthy and ready for flight and shall be eligible in all respects for operations by the Lessee pursuant to its operation specifications approved under Part 121 of the Federal Aviation Regulations; and

(p) all airworthiness directives, and all mandatory inspection and modification requirements, including without limitation, alert service bulletins and inspection service bulletins, or similar requirements applicable to the Aircraft or any Part having a compliance date during the first three (3) months of the Lease Term and which are required by the FAA and/or by any manufacturer of the Aircraft or any Engine or Part shall have been completed at Lessor's cost, subject however to Lessee's rights under this Agreement.

                        [Letterhead of Midway Airlines]


February 3, 1997

VIA TELECOPY AND REGULAR MAIL

KE Aircraft Leasing, Inc.                 KE Aircraft Leasing, Inc.
65 East 55th Street                       Shuwa Shiba Park Building
New York, New York 10022                  2-4-1 Shibakoen, Minato - KU
ATTN: Shoji Mizuta                        Tokyo 105, Japan
                                          ATTN: Shoji Mizuta

      Re: Aircraft Lease Agreement dated as of May 24, 1995 (the "Lease") between Wilmington Trust Company ("Lessor") and Midway Airlines Corporation ("Lessee") with KE Aircraft Leasing (as "Beneficiary")

Dear Mr. Mizuta:

      Thank you for your prompt assistance in obtaining the consent recently requested. I have attached a signed copy of the November 27, 1996 letter regarding Engine Maintenance Reserves. I have forwarded one original to you and one original to Wilmington Trust Company for its records.

                                       Very truly yours,

                                       MIDWAY AIRLINES CORPORATION



                                       Jonathan S. Waller

                                       Senior Vice President and
                                       General Counsel

JSW/tmg
Attachment

cc:  Wilmington Trust Company

                    [Letterhead of KE Aircraft Leasing Inc.]


November 27, 1996


Midway Airlines Corporation
300 West Morgan Street, 12th Floor
Durham, NC 27701
Attn: Mr. Jonathan S. Waller
      Senior Vice President and General Counsel

      Re: Amendment of the Lease Agreement in respect of Airbus A320-231 Aircraft bearing manufacturer's serial number 373, registration number N3O4ML.

Dear Sir:

      Reference is made to the Aircraft Lease Agreement dated as of May 24, 1995, between Wilmington Trust Company, not in its individual capacity, but solely as Trustee ("Lessor") and Midway Airlines Corporation ("Lessee") in respect of Airbus A320-231 MSN 373 bearing registration number N304ML (the "Agreement"). Lessee, Lessor and KE Aircraft Leasing Inc., as Beneficiary, hereby mutually agree that Section 7.2(b) of the Agreement is amended to read in its entirety as follows (the capitalized terms used herein shall have the respective meanings in the Agreement):

      (b) with respect to any Engine (other than a temporary engine installed on the Aircraft pursuant to Section 8.13(b) hereof), the performance, in accordance with this Agreement, of all shop visits requiring engine disassembly (other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling and/or (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits), a sum equal to the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Engine Maintenance Reserves paid in respect of that Engine under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause;

Except as otherwise specified in this letter, the Agreement shall remain in all respects unchanged and in full force and effect. This letter shall be governed by and construed in accordance with the law of the State of New York.

Sincerely,                             AGREED AND CONFIRMED:

                                       MIDWAY AIRLINES CORPORATION


/s/ Tadao Tsukiyama
-----------------------------
Tadao Tsukiyama                        /s/ Jonathan S. Waller
President                              -----------------------------------------
KB AIRCRAFT LEASING INC.               By:     JONATHAN S. WALLER
                                       Title:  SENIOR VICE PRESIDENT
                                               GENERAL COUNSEL


                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity, but
                                         solely as Trustee



                                       /s/ Emmett R. Harmon
                                       -----------------------------------------
                                       By:    Emmett R. Harmon
                                       Title: Vice President